EXHIBIT 10(A)
                                           SECOND AMENDMENT TO
                                AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                         OF BRADLEY B. BUECHLER


        This Second Amendment to the Amended and Restated Employment Agreement of Bradley B. Buechler is entered into as of the 1st day of July, 1995, by and between SPARTECH CORPORATION, a Delaware Corporation ("Employer") and BRADLEY B. BUECHLER
("Employee").
        WITNESSETH:
        WHEREAS, Employer and Employee are parties to an Amended and Restated Employment Agreement dated as of the 1st day of July, 1992, as amended on the 8th day of March, 1993 (the "Restated
Agreement");
        WHEREAS, Employer and Employee desire to amend the Restated Agreement as provided herein;
        NOW, THEREFORE, for and in consideration of the mutual premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree that the Restated Agreement is hereby amended as follows:
        1. Compensation. The first sentence of subparagraph (a) of Section 2 of the Restated Agreement is amended to read in its entirety as follows:
                        "(a)  Subject to annual review (without
                obligation to increase) for cost of living and/or merit and other increases at the Board's discretion, Employer agrees to compensate Employee at the fixed rate of $330,000 annually ("Base
                Salary"), such Base Salary to be paid in equal weekly installments."
        2. Term of Employment. The first sentence of Section 3 of the Restated Agreement is amended to read in its entirety as follows:
                        "Except as provided in Section 11 below, the
                term of this Agreement shall commence July 1, 1992 and shall continue until terminated by two years' written notice by Employer to Employee or by one year's written notice from Employee to Employer, such notice not to be given by Employer or Employee before June 30, 1998."
        3. Bonuses. Section 4 of the Restated Agreement is amended in its entirety to read as follows:
                "4.  Bonuses.
                        "(a)  Commencing with the Employer's fiscal
                year ending October 31, 1995, Employee shall receive an annual bonus equal to 1% of Employer's earnings before interest and income taxes as reported in Employer's audited financial statements for each year that this Agreement is in effect, adjusted, however, to exclude profit or loss on extraordinary or nonrecurring items and unusual items (such as sale of a significant amount of assets or securities other than in the ordinary course of business operations, one time employee separation costs, and significant litigation costs or recoveries) ("Adjusted EBIT"), such determination to be made by Employer's auditors based on generally accepted accounting principles; provided, however, no such bonuses will be paid with respect to any fiscal year in which Employer's Adjusted EBIT is less than 66% of the Company's Adjusted EBIT in its immediately preceding fiscal year.
                        "(b)  Each fiscal year, commencing with the
                Company's fiscal year ending October 31, 1995, an installment equal to 40% of the estimated bonus for such fiscal year to be approved by the Compensation Committee of Employer's Board of Directors shall be paid to Employee in August, and the balance, if any, of such bonus shall be paid as soon as practicable upon completion of Employer's audited financial statements for such fiscal year.
                        "(c)  Should this Agreement terminate prior to the
                close of a fiscal year of Employer, Employee shall be entitled to a bonus with respect to such fiscal year
                (in addition to such other amounts to which he may be entitled on termination under other provisions of this Agreement) equal to the bonus he would have earned had this Agreement been in effect for the entire fiscal year multiplied by a fraction, the numerator of which shall be the number of days in such fiscal year prior to termination of this Agreement, and the denominator of which shall be 365."
        4. Section 21 of the Restated Agreement is amended to read in its entirety as follows:
                        "21.  Governing Law.  This Agreement shall be
                construed and interpreted in accordance with, and shall be governed by, the substantive laws, but not the conflicts of law principles, of the State of Missouri."
        5. Reaffirmation of Restated Agreement. Except to the extent amended by the preceding paragraphs, the Restated
Agreement, as previously amended, shall remain in full force and effect.
        IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Restated Agreement on the day and year first above written.



SPARTECH CORPORATION


By:__________________________        ___________________________
                                       Bradley B. Buechler
"Employer"                             "Employee"
EXHIBIT 10(B)
                                           SECOND AMENDMENT TO
                                AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                           OF DAVID B. MUELLER


        This Second Amendment to the Amended and Restated Employment Agreement of David B. Mueller is entered into as of the 1st day of July, 1995, by and between SPARTECH CORPORATION, a Delaware
Corporation ("Employer") and DAVID B. MUELLER ("Employee").
        WITNESSETH:
        WHEREAS, Employer and Employee are parties to an Amended and Restated Employment Agreement dated as of the 1st day of July, 1992, as amended on the 8th day of March, 1993 (the "Restated
Agreement");
        WHEREAS, Employer and Employee desire to amend the Restated Agreement as provided herein;
        NOW, THEREFORE, for and in consideration of the mutual premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree that the Restated Agreement is hereby amended as follows:
        1. Compensation. The first sentence of subparagraph (a) of Section 2 of the Restated Agreement is amended to read in its entirety as follows:
                        "(a)  Subject to annual review (without
                obligation to increase) for cost of living and/or merit and other increases at the Board's discretion, Employer agrees to compensate Employee at the fixed rate of $200,000 annually ("Base
                Salary"), such Base Salary to be paid in equal weekly installments."
        2. Term of Employment. The first sentence of Section 3 of the Restated Agreement is amended to read in its entirety as follows:
                        "Except as provided in Section 11 below, the
                term of this Agreement shall commence July 1, 1992 and shall continue until terminated by two years' written notice by Employer to Employee or by one year's written notice from Employee to Employer, such notice not to be given by Employer or Employee before June 30, 1998."
        3. Bonuses. Section 4 of the Restated Agreement is amended in its entirety to read as follows:
                "4.     Bonuses.
                        "(a)  Commencing with the Employer's fiscal
                year ending October 31, 1995, Employee shall receive an annual bonus equal to 0.55% of Employer's earnings before interest and income taxes as reported in Employer's audited financial statements for each year that this Agreement is in effect, adjusted, however, to exclude profit or loss on extraordinary or nonrecurring items and unusual items (such as sale of a significant amount of assets or securities other than in the ordinary course of business operations, one-time employee separation costs, and significant litigation costs or recoveries) ("Adjusted EBIT"), such determination to be made by Employer's auditors based on generally accepted accounting principles; provided, however, no such bonuses will be paid with respect to any fiscal year in which Employer's Adjusted EBIT is less than 66% of the Company's Adjusted EBIT in its immediately preceding fiscal year.
                        "(b)  Each fiscal year, commencing with the
                Company's fiscal year ending October 31, 1995, an installment equal to 40% of the estimated bonus for such fiscal year to be approved by the Compensation Committee of Employer's Board of Directors shall be paid to Employee in August, and the balance, if any, of such bonus shall be paid as soon as practicable upon completion of Employer's audited financial statements such fiscal year.
                        "(c)  Should this Agreement terminate prior to the
                close of a fiscal year of Employer, Employee shall be entitled to a bonus with respect to such fiscal year
                (in addition to such other amounts to which he may be entitled on termination under other provisions of this Agreement) equal to the bonus he would have earned had this Agreement been in effect for the entire fiscal year multiplied by a fraction, the numerator of which shall be the number of days in such fiscal year prior to termination of this Agreement, and the denominator of which shall be 365."
        4. Section 21 of the Restated Agreement is amended to read in its entirety as follows:
                        "21.  Governing Law.  This Agreement shall be
                construed and interpreted in accordance with, and shall be governed by, the substantive laws, but not the conflicts of law principles, of the State of Missouri."
        5. Reaffirmation of Restated Agreement. Except to the extent amended by the preceding paragraphs, the Restated
Agreement, as previously amended, shall remain in full force and effect.
        IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Restated Agreement on the day and year first above written.



SPARTECH CORPORATION


By:__________________________        ___________________________
                                       David B. Mueller
"Employer"                             "Employee"
EXHIBIT 10(C)
                                          EMPLOYMENT AGREEMENT



        AGREEMENT entered into this 30th day of June, 1995 by and between Daniel J. Yoder (the "Employee") and Spartech
Corporation, a Delaware corporation (the "Employer").
                                               WITNESSETH:
        WHEREAS, Employer desires to employ Employee, and Employee is willing to accept such employment on the terms hereinafter set forth,
        NOW, THEREFORE, the parties agree as follows:
         1. Employment.  Employer hereby employs Employee and
Employee agrees to accept such employment on the terms and conditions hereinafter set forth.
         2. Term.  The term of this Agreement shall commence June
30, 1995 and, unless earlier terminated as provided herein, continue through June 29, 1998.
         3. Duties. Employer employs Employee to act in an executive capacity, as Vice President-Engineering and Technology for Employer, on all aspects of its business, as and when requested, and at such times and places as Employer shall reasonably request, subject always to the control and direction of Employer's Board of Directors. During the term of this Agreement, Employee (a) will serve Employer faithfully, diligently and to the best of his ability, and (b) will devote his best efforts and his entire working time, attention and skill to the performance of his duties hereunder and to promoting and furthering the interests of Employer. While he is so employed, Employee will not, without the prior written consent of employer render any services to any other business concern; provided, however, that nothing herein shall prevent Employee from (i) engaging in additional activities in connection with personal investments which do not interfere or conflict with his duties hereunder, or (ii) making any investment in any publicly traded company so long as such investment does not exceed one percent of the outstanding securities of any class.
         4. Compensation. Subject to periodic review for cost of living and/or merit and other increases, Employer agrees to compensate Employee at the rate of $140,000 annually. Employer shall further advance or reimburse to Employee such other monies as Employer determines for credit cards, costs and other reasonable expenses incurred by Employee in the discharge of Employer's instructions hereunder, and consistent with the necessities of the operation of the business. Subject to any applicable waiting period, Employee may also participate in all stock option and stock purchase plans, insurance, medical and other employee benefit programs currently established and hereafter instituted by Employer which are generally available to other employees of comparable position.
         5. Bonuses. Employee shall be eligible for an annual bonus based upon his performance, and based upon the overall results of the Employer's operations at the end of each year, paid in accordance with the terms and conditions of Employer's Bonus
Program. Any such Bonus shall be subject to approval by the CEO, and the Compensation Committee of the Board of Directors of Employer, but will be a minimum of $25,000 per year.
         6. Non-Disclosure. Employee acknowledges that as a result of his employment by Employer he has acquired, and in the future, will use and acquire knowledge and information utilized by Employer in its business which may not be generally available to the public or to other persons in the plastics business
("Confidential Information"), including, without limitation,
Employer's systems, procedures,
formulas, processes, confidential reports, lists of customers, pricing structure, margins with respect to its products and similar information. As a material inducement to Employer to enter into this Agreement and to pay Employee the compensation set forth herein,
Employee agrees that he will not, at any time, directly or indirectly, divulge or disclose to any person, for any purpose, any Confidential Information, except to those persons authorized by Employer to receive Confidential Information and except for information which becomes publicly available through no fault of Employee.
         7. Covenant Not To Compete; No Solicitation of Employees. Employee agrees as follows:
        (a) For as long as he is employed by Employer and for one year after any termination of employment, Employee agrees that he will not, directly or indirectly, except as a passive investor in publicly held companies in which he has less than a one percent interest, engage in, own or control any interest in or act as director, officer or employee of, or consultant to, any firm or corporation, directly or indirectly engaged, as these terms may be reasonably construed, in a business substantially similar to that operated by Employer on the date of termination, in the territories where
                Employer manufactures or distributes its products. If the Employee is terminated without cause pursuant to Paragraph 12(a) hereof, the non-competition provisions of this Paragraph 7(a) shall apply only so long as Employer continues to pay Employee his base salary.
         (b) Employee agrees that for one year after any termination of his employment with Employer he will not, directly or indirectly, induce, or attempt to induce, any of the employees of Employer to leave the employment of Employer, or to employ any such employees within 90 days after any termination of their employment with Employer.
      8. Inventions. Employee acknowledges that all inventions, production processes, techniques, programs, patents, discoveries, formulas and improvements invented, discovered or learned by Employee during employment hereunder, and relating to Employer's business, will be disclosed to Employer and will be the sole property of Employer.
         Employee further acknowledges that information imparted to him by Employer, relating to Employer's production and business methods, techniques, customer lists, statistics, credit, customers and suppliers is secret and confidential. Therefore, Employee shall, upon termination of his employment hereunder and as a prior condition to receiving final wages, return to Employer all books, records and notes containing customer lists and addresses, all duplicate invoices, all statements and correspondence pertaining to such customers, and all information and documents (including all copies thereof) relating to customers, their needs, products of Employer used by them, schedules of discussions with them, all formulas, code books, price lists, products, manuals and equipment, production or processing information or instructions, data applicable to methods of manufacture, types, kinds, suppliers and costs of raw materials, and all other information of confidential or secret nature applicable to Employer, its customers and the manner of conducting its business. Employer agrees, however, to provide
Employee, upon request, with copies of whatever documents he may reasonably require. As a prior condition to his receiving final wages, Employee, if requested, shall also execute an affidavit to the effect that he has complied with the provisions in this Paragraph 8.
         The restraints on Employee, as set forth in this Paragraph
8, however, shall not apply to those inventions for which no equipment, supplies, facility or trade secret information of Employer was used and which was developed entirely on Employee's own time and which does not relate to the business of the Employer, to Employer's actual or demonstrably anticipated research or development, or which did not result from any work performed by Employee for Employer.
         9. Remedies. By reason of the fact that irreparable harm would be sustained by Employer if there is any breach by Employee of the provisions of Paragraphs 6, 7 and 8 hereof, it is agreed that, in addition to any other rights which Employer may have under this Agreement or at law or in equity, Employer shall be entitled to apply to any court of competent jurisdiction for, and obtain, injunctive relief against Employee or against any third party, in order to prevent any breach or threatened breach of the provisions of such paragraph.
        10. Death During Employment. If Employee should die during the term of this Agreement, Employer's only obligation shall be to pay Employee's spouse, or his estate if he has no spouse, his base monthly salary to the month in which death occurs.
        11. Disability. Employer, at its option, may terminate this Agreement upon written notice to Employee if the Employee, because of physical or mental incapacity or disability, fails in any material respect to perform the services required of him hereunder for a continuous period of 120 days, or for shorter periods aggregating 180 days or more in any consecutive period of 240 days. Upon such termination, all obligations hereunder of the Employer shall cease.
        12. Termination. Anything herein to the contrary notwith-standing, Employer shall have the right to terminate this Agreement as follows:
       (a) Employer may terminate this Agreement without cause upon written notice to Employee. In the event of such termination, Employee will be entitled to receive the unpaid portion of base salary for the remaining term of this Agreement, paid out over the remaining term of this Agreement.
       (b) Employer may terminate this Agreement at any time for cause. "Cause" as used herein shall mean dishonesty, theft, conviction of a felony, drunkenness or a material breach of this Agreement. "Cause" shall also include the failure of Employee, within ten days after receipt of written notice thereof from Employer, for any reason, to correct, cease or otherwise alter any failure to comply with the lawful instructions of the corporation's Board of Directors or other act or omission which, in the sole opinion of the Board of Directors, will materially adversely affect Employer's business. In the event of termination for cause, Employer shall have no obligation to pay any compensation except to the extent the Employee's base salary has been accrued but is unpaid at the time of termination.
        13. Severability. If any part of this Agreement is found to be void or unenforceable for any reason, the remainder of this Agreement shall be severable and may be enforced accordingly.
        14. Benefit. This Agreement shall inure to the benefit of and be binding upon Employee, his heirs, executors and administrators, and upon the Employer and its successors, but this Agreement may not be assigned by either party except by operation of law by a merger of the Employer into another corporation or by Employer in connection with any sale of its business or parts thereof.
        15. Headings. These headings have been inserted in this Agreement for convenience only and shall not affect the interpretation hereof.
        16. Entire Agreement. This Agreement contains the entire understanding of the parties and may not be amended or changed except by an agreement in writing signed by the parties.
        17. Notices. Any notices required or permitted hereunder shall be addressed to Employer at its principal office and to Employee at his address as it appears in the records of the Employer, or at such other address as either party may have furnished to the other for such purpose in writing.
        18. Applicable Law. This Agreement has been entered into in, and shall be construed under the laws of, the State of Missouri.
        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.
                        EMPLOYER:

                        SPARTECH CORPORATION

                        By:
                            Bradley B. Buechler
                            President and CEO


                        EMPLOYEE:



                                                   Daniel J. Yoder
EXHIBIT 10(D)




[COMPOSITE CONFORMED COPY]









                                          SPARTECH CORPORATION





                                       7.21% Senior Notes due 2005







                                         NOTE PURCHASE AGREEMENT





                                       Dated as of August 15, 1995








[Exhibits 4.4(a) and 4.4(b) to the Note Purchase Agreement are photocopies of the legal opinions as delivered at the Closing.]

                                            Table of Contents

                                                          Page

1.      AUTHORIZATION OF NOTES                              1
        1.1. The Notes                                      1
        1.2. The Subsidiary Guarantees                      1

2.      SALE AND PURCHASE OF NOTES                          1

3.      CLOSING                                             2

4.      CONDITIONS TO CLOSING                               2
        4.1.       Representations and Warranties           3
        4.2.       Performance; No Default                  3
        4.3.       Compliance Certificates                  3
        4.4.       Opinions of Counsel                      3
        4.5.       Subsidiary Guarantees                    3
        4.6.       Purchase Permitted by Applicable Law,    4
        4.7.       Sale of Notes to Other Purchasers        4
        4.8.       Payment of Special Counsel Fees          4
        4.9.       Private Placement Number                 4
        4.10. Changes in Corporate Structure                4
        4.11. Contemporaneous Transactions                  5
        4.12. Proceedings and Documents                     5

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY       5
        5.1.       Organization; Power and Authority        5
        5.2.       Authorization, etc.                      5
        5.3.       Disclosure                               6
        5.4.       Organization and Ownership of Shares of
                   Subsidiaries; Affiliates                 6
        5.5.       Financial Statements                     7
        5.6.       Compliance with Laws, Other Instruments  7
        5.7.       Governmental Authorizations, etc.        8
        5.8.       Litigation; Observance of Agreements, Statutes
                   and Orders                               8
        5.9.       Taxes                                    8
        5.10.  Title to Property; Leases                    9
        5.11.  Licenses, Permits, etc                       9
        5.12.  Compliance with ERISA                        9
        5.13.  Private Offering by the Company             11
        5.14.  Use of Proceeds; Margin Regulations         11
        5.15.  Existing Indebtedness; Future Liens         11
        5.16.  Foreign Assets Control Regulations, etc.    12
        5.17.  Status Under Certain Statutes               12
        5.18.  Environmental Matters                       12
        5.19.  Solvency                                    13

6.      REPRESENTATIONS OF THE PURCHASER                   13
        6.1.       Purchase of Notes                       13
        6.2.       Source of Funds                         13

7.      INFORMATION AS TO COMPANY                          15
        7.1.       Financial and Business Information      15
        7.2.       Officer's Certificate                   18
        7.3.       Inspection                              18

8.      PREPAYMENT OF THE NOTES                            19
        8.1.       Required Prepayments                    19
        8.2.       Optional Prepayments                    19
        8.3.       Allocation of Partial Prepayments       20
        8.4.       Maturity; Surrender, etc.               20
        8.5.       Purchase of Notes                       20
        8.6.       Make-Whole Amount                       21

9.      AFFIRMATIVE COVENANTS                              22
        9.1.       Compliance with Law                     22
        9.2.       Insurance                               23
        9.3.       Maintenance of Properties               23
        9.4.       Payment of Taxes and Claims             23
        9.5.       Corporate Existence, etc.               24
        9.6.       Additional Subsidiary Guarantees; Release of
                   Subsidiary Guarantees.                  24

10.     NEGATIVE COVENANTS.                                25
        10.1.  Total Indebtedness; Subsidiary Indebtedness 25
        10.2.  Liens                                       25
        10.3.  Limitation on Sale and Leaseback Transactions 27
        10.4.  Maintenance of Net Worth                    27
        10.5.  Asset Sales                                 28
        10.6.  Merger, Consolidation, etc                  29
        10.7.  Transactions with Affiliates                30

11.     EVENTS OF DEFAULT                                  30

12.     REMEDIES ON DEFAULT, ETC.                          32
        12.1.  Acceleration                                32
        12.2.  Other Remedies                              33
        12.3.  Rescission                                  33
        12.4.  No Waivers or Election of Remedies, Expenses,
                   etc.                                    34

13.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES      34
        13.1.  Registration of Notes                       34
        13.2.  Transfer and Exchange of Notes              34
        13.3.  Replacement of Notes                        35

14.     PAYMENTS ON NOTES                                  36
        14.1.  Place of Payment                            36
        14.2.  Home Office Payment                         36

15.     EXPENSES, ETC                                      36
        15.1.  Transaction Expenses                        36
        15.2.  Survival                                    37

16.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
        AGREEMENT                                          37

17.     AMENDMENT AND WAIVER                               38
        17.1.  Requirements                                38
        17.2.  Solicitation of Holders of Notes            38
        17.3.  Binding Effect, etc.                        39
        17.4.  Notes held by Company, etc.                 39

18.     NOTICES                                            39

19.     REPRODUCTION OF DOCUMENTS                          40

20.     CONFIDENTIAL INFORMATION                           40

21.     SUBSTITUTION OF PURCHASER                          41

22.     MISCELLANEOUS                                      42
        22.1.  Successors and Assigns                      42
        22.2.  Construction                                42
        22.3.  Jurisdiction and Process; Waiver of Jury Trial.
                                                           42
        22.4.  Payments Due on Non-Business Days           43
        22.5.  Severability                                43
        22.6.  Accounting Terms; Pro Forma Calculations    43
        22.7.  Counterparts                                44
        22.8.  Governing Law                               44

Exhibit 1.1               --    Form of 7.21% Senior Note due 2005
Exhibit 1.2               --    Form of Subsidiary Guarantee
Exhibit 4.4(a)   --             Form of Opinion of Special Counsel for the

                                Company
Exhibit 4.4(b)   --             Form of Opinion of Special Counsel for the
                                Purchasers

Schedule A                --    Names and Addresses of Purchasers
Schedule B                --    Defined Terms
Schedule 5.3              --    Disclosure Documents
Schedule 5.4              --    Subsidiaries
Schedule 5.5              --    Financial Statements
Schedule 5.8              --    Litigation
Schedule 5.11             --    Licenses, etc.
Schedule 5.15             --    Existing Indebtedness
SPARTECH CORPORATION
7733 Forsyth
Suite 1450
Clayton, MO 63105-1817



                                       7.21% Senior Notes due 2005




   As of August 15, 1995


TO EACH OF THE PURCHASERS LISTED IN
        THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

                SPARTECH CORPORATION, a Delaware corporation (the
"Company"), agrees with you as follows:

1.      AUTHORIZATION OF NOTES.

1.1. The Notes.

                The Company has duly authorized the issue and sale of $50,000,000 aggregate principal amount of its 7.21% Senior Notes due 2005 (the "Notes"), each such note to be in the form set out in Exhibit 1.1. As used herein, the term "Notes" shall mean all notes originally delivered pursuant to this Agreement and the Other Agreements referred to below and all notes delivered in substitution or exchange for any such note and, where applicable, shall include the singular number as well as the plural. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2. The Subsidiary Guarantees.

                The Notes will be unconditionally guaranteed by each of the Company's existing Subsidiaries (except the inactive
Subsidiaries listed in Schedule 5.4), pursuant to subsidiary guarantees substantially in the form of Exhibit 1.2 (individually a "Subsidiary Guarantee" and collectively the "Subsidiary
Guarantees", which terms shall include after the date of the Closing all additional Subsidiary Guarantees from time to time executed and delivered pursuant to Section 9.6).

2.      SALE AND PURCHASE OF NOTES.

                Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof.
Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other
Agreements") identical with this Agreement (except for the principal amounts of Notes to be purchased) with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other
Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other
Purchaser thereunder.

3.      CLOSING.

                The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd
Street, New York, NY 10022 at 10:00 a.m., New York time, at a closing (the "Closing") on August 15, 1995 or on such other Busi-ness Day thereafter on or prior to August 31, 1995 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 801006953 at Chemical Bank, 55 Water Street, New
York, New York 10041, ABA number 021000128.

                If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.      CONDITIONS TO CLOSING.

                Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.   Representations and Warranties.

                The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.    Performance; No Default.

                The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by
Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10.1, 10.2, 10.3, 10.5, 10.6 or 10.7 had such Sections applied since such date.

4.3.    Compliance Certificates.

                (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections
4.1, 4.2, 4.10 and 4.11 have been fulfilled.

                (b) Secretary's Certificate. The Company shall have delivered to you a certificate of the Secretary or an Assistant
Secretary of the Company certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and the Other Agreements.

4.4.    Opinions of Counsel.

                You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Armstrong, Teasdale, Schlafly & Davis, special counsel for the
Company, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request
(and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Willkie Farr & Gallagher, your special counsel in connection with such transactions, sub-stantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5. Subsidiary Guarantees.

                A Subsidiary Guarantee, dated as of a date on or before the date of the Closing, shall have been executed and delivered by each Subsidiary in the form hereinabove recited and shall be in full force and effect.

4.6.    Purchase Permitted by Applicable Law, etc.

                On the date of the Closing your purchase of Notes shall
(a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including without limitation Regulation G, T or X of the Board of Governors of the Federal
Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certifi-cate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.7.    Sale of Notes to Other Purchasers.

                The Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.8.    Payment of Special Counsel Fees.

                Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.9.    Private Placement Number.

                A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities
Valuation Office of the National Association of Insurance Commis-sioners) shall have been obtained for the Notes.

4.10. Changes in Corporate Structure.

                The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.11. Contemporaneous Transactions.

                (a) Termination of Existing Bank Facility. The Company shall repay all outstanding Indebtedness under the existing Amended and Restated Loan Agreement with Chemical Bank, listed in Schedule 5.15, and said Amended and Restated Loan Agreement shall have been terminated.

                (b) Redemption of Debentures. The Company shall have redeemed all of its outstanding 9% Convertible Subordinated
Debentures due 1999 (the "Subordinated Debentures") or shall have caused irrevocable notice to be given to the holders of the Subordinated Debentures in respect of the redemption in full of all outstanding Subordinated Debentures on or before August 31, 1995.

4.12. Proceedings and Documents.

                All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satis-factory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                The Company represents and warrants to you that:

5.1.    Organization; Power and Authority.

                The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.    Authorization, etc.

                This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.    Disclosure.

                The Company, through its agents, CS First Boston Corporation and A.G. Edwards & Sons, Inc., has delivered to you a copy of a Confidential Offering Memorandum, dated June 1995 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and described in Schedule 5.3 (together with the Memorandum, the "Disclosure Documents"), and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since October 29, 1994, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except as disclosed in the Disclosure Documents or in the financial statements listed in
Schedule 5.5 and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.    Organization and Ownership of Shares of Subsidiaries;
        Affiliates.

                (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii)
Affiliates, other than Subsidiaries, and (iii) directors and senior officers.

                (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien
(except as otherwise disclosed in Schedule 5.4).

                (c) Each Subsidiary identified in Schedule 5.4 is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse
Effect. Each such Subsidiary has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and to execute and deliver and perform its obligations under its respective Subsidiary
Guarantee.

                (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.    Financial Statements.

                The Company has delivered to you copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.    Compliance with Laws, Other Instruments, etc.

                The execution, delivery and performance by the Company of this Agreement and the Notes and by the Subsidiaries of their respective Subsidiary Guarantees will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsid-iary.

5.7.    Governmental Authorizations, etc.

                No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by the Company of this Agreement or the Notes or by the Subsidiaries of their respective Subsidiary Guarantees.

5.8.    Litigation; Observance of Agreements, Statutes and Orders.

                (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material
Adverse Effect.

                (b) Neither the Company nor any Subsidiary is in de-fault under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental
Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental
Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.    Taxes.

                The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments
(a) currently payable without penalty or interest, (b) the amount of which is not individually or in the aggregate Material or
(c) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.
The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended
October 29, 1988.

5.10.  Title to Property; Leases.

                The Company and its Subsidiaries have good and marketable title to their respective real properties and good and sufficient title to their respective other properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed on Schedule 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.  Licenses, Permits, etc.

                Except as disclosed in Schedule 5.11,

                (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.  Compliance with ERISA.

                (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material
Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

                (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting
Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                (e) With respect to each employee benefit plan, if any, disclosed by you in writing to the Company in accordance with Section 6.2(c), neither the Company nor any "affiliate" of the Company (as defined in Section V(c) of the QPAM Exemption) has at this time, nor has exercised at any time during the immediately preceding year, the authority to appoint or terminate the "QPAM" (as defined in Part V of the QPAM Exemption) disclosed by you to the Company pursuant to Section 6.2(c) as manager of any of the assets of any such plan or to negotiate the terms of any management agreement with such QPAM on behalf of any such plan, and the Company is not an "affiliate" (as so defined) of such QPAM. The Company is not a party in interest with respect to any employee benefit plan disclosed by you in accordance with
Section 6.2(b) or 6.2(e). The execution and delivery of this Agreement and the issuance and sale of the Notes at the Closing hereunder will not involve any prohibited transaction (as such term is defined in section 406(a) of ERISA and sec-tion 4975(c)(1)(A)-(D) of the Code), that could subject the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said section 4975 of the Code or by section 502(i) of ERISA. The representation by the Company in the preceding sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the source of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.  Private Offering by the Company.

                Neither the Company nor anyone acting on its behalf has offered the Notes, the Subsidiary Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 70 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the Subsidiary Guarantees to the registration requirements of Section 5 of the Securities Act.

5.14.  Use of Proceeds; Margin Regulations.

                The Company will apply the net proceeds of the sale of the Notes to redeem outstanding Subordinated Debentures and to repay revolving credit Indebtedness of the Company. No part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds of the Subordinated Debentures or such revolving credit Indebtedness was used, directly or in-directly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regula-tion X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

5.15.  Existing Indebtedness; Future Liens.

                (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries in an unpaid principal amount exceeding $1,000,000 as of March 31, 1995, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in de-fault, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary in an unpaid principal amount exceeding $1,000,000, and no event or condition exists with respect to any such Indebtedness of the Company or any Subsidiary that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

5.16.  Foreign Assets Control Regulations, etc.

                Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR,
Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.  Status Under Certain Statutes.

                Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.  Environmental Matters.

                Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material
Adverse Effect. Except as otherwise disclosed to you in writing prior to your execution and delivery of this Agreement,

                (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.


5.19.  Solvency.

                The Company is, and after giving effect to the issuance of the Notes on the Closing Date will be, a "solvent institution", as said term is used in Section 1405(c) of the New
York Insurance Law, whose "obligations . . . are not in default as to principal or interest", as said terms are used in said
Section 1405(c).


6.1.    Purchase of Notes.

                You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities
Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.    Source of Funds.

                You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                (a) the Source is an "insurance company general account", as such term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such plan and all other plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with PTE 95-60) exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (determined in accordance with PTE 95-60, exclusive of separate account liabilities, plus any applicable surplus) as of the date of the Closing; or

                (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                (d)  the Source is a governmental plan; or

                (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.      INFORMATION AS TO COMPANY.

7.1.    Financial and Business Information.

                The Company shall deliver to each holder of Notes that is an Institutional Investor:

                (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                        (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                        (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly present-ing, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                        (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

                        (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year,

        setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                        (A) an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been pre-pared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                        (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the require-ments therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                (c) SEC and Other Reports -- promptly upon their be-coming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary generally to its shareholders or to its creditors (other than the Company or another Subsidiary), and
        (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of each press release and other statement made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                (        and in any event within five days after a Responsible
        Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
        Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                        (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                    (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termi-nation of, or the appointment of a trustee to adminis-ter, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with re-spect to such Multiemployer Plan; or

                   (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Mate-rial Adverse Effect;

                (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
        and

                (g) Requested Information -- with reasonable prompt-ness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes or relating to the ability of a Subsidiary to perform its obligations under its respective Subsidiary Guarantee, in each case as from time to time may be reasonably requested by any such holder of Notes.

7.2.    Officer's Certificate.

                Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through 10.5, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calcu-lation of the amount, ratio or percentage then in existence); and

                (b) Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (in-cluding, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.    Inspection.

                The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reason-able prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably with-
        held) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of ac-count, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.




8.      PREPAYMENT OF THE NOTES.

                In addition to the payment of the entire unpaid principal amount of the Notes at the final maturity thereof, the Company will make required, and may make optional, prepayments in respect of the Notes as hereinafter provided.

8.1.    Required Prepayments.

                On August 15, 1999 and on each August 15 thereafter to and including August 15, 2004 the Company will prepay
$7,142,857.20 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes, such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of such prepayment, without premium and allocated as provided in Section 8.3, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or purchase of Notes permitted by Section 8.5, the principal amount of each required prepayment of the Notes becoming due under this
Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

8.2.    Optional Prepayments.

                The Company may, at its option and upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (in a minimum amount of $1,000,000 and otherwise in multiples of $100,000) at the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of Notes (if any) held by such holder to be prepaid (determined in accordance with Section 8.3) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

                Each such notice of prepayment shall be accompanied by a certificate of a Senior Financial Officer as to the estimated
Make-Whole Amount due in connection with such prepayment
(calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two
Business Days prior to such prepayment of Notes, the Company shall deliver to each holder of the Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-
Whole Amount as of the specified prepayment date.

8.3.    Allocation of Partial Prepayments.

                In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

8.4.    Maturity; Surrender, etc.

                In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any
Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.    Purchase of Notes.

                The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer made by the Company or any such Affiliate to all holders of the Notes to purchase Notes on the same terms and conditions, pro rata among all Notes tendered, which offer shall remain outstanding for a reasonable period of time (not to be less than 30 days).

                Any Notes so repurchased shall immediately upon acquisition thereof be cancelled and no Notes shall be issued in substitution or exchange therefor.

                Promptly and in any event within five Business Days after each such purchase of Notes, the Company will furnish each holder of the Notes with a certificate of a Senior Financial
Officer describing such purchase (including the aggregate principal amount of Notes so purchased and the purchase price therefor) and certifying that such purchase was made in compliance with the requirements of this Section.

8.6.    Make-Whole Amount.

                The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted
Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called
Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole
Amount, the following terms have the following meanings:

                "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to
        Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New
        York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Access Service (or such other display as may replace Page 500 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
        (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average
        Life of such Called Principal as of such Settlement Date.
        Such implied yield will be determined, if necessary, by
        (a) converting U.S. Treasury bill quotations to bond-equiva-lent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

                "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by
        (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called
        Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.      AFFIRMATIVE COVENANTS.

                The Company covenants that so long as any of the Notes are outstanding:

9.1.    Compliance with Law.

                The Company will and will cause each of its Sub-sidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.    Insurance.

                The Company will and will cause each of its Sub-sidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.    Maintenance of Properties.

                The Company will and will cause each of its Sub-sidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.    Payment of Taxes and Claims.

                The Company will and will cause each of its Sub-sidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.    Corporate Existence, etc.

                The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections
10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises (as franchisee) of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse
Effect.


9.6.    Additional Subsidiary Guarantees; Release of Subsidiary
        Guarantees.

                Forthwith after any Person becomes a Significant Subsidiary after the date of the Closing, the Company will cause such Person to execute and deliver a Subsidiary Guarantee and promptly and in any event within ten Business Days thereafter the Company will furnish each holder of the Notes with a counterpart of such executed Subsidiary Guarantee, together with an opinion of Armstrong, Teasdale, Schlafly & Davis or other counsel reasonably satisfactory to the Required Holders (which opinion shall be reasonably satisfactory to the Required Holders and may be subject to customary exceptions, qualifications and limitations under the circumstances) to the effect that such Subsidiary Guarantee has been duly authorized, executed and delivered by such Significant Subsidiary and is valid, binding and enforceable in accordance with its terms. The Company will cause each Subsidiary Guarantee to remain in full force and effect at all times after the execution and delivery thereof.
Any Subsidiary the Voting Stock of which is being disposed of in an Asset Sale in accordance with the provisions of Section 10.5 shall, at the Company's request, be discharged from all of its obligations and liabilities under its Subsidiary Guarantee by the Required Holders entering into a release in form and substance reasonably satisfactory to the Required Holders, and you and each other holder of a Note, by acceptance of such Note, agree to enter into such a satisfactory release promptly upon request, except that this sentence shall not apply (a) if a Default or Event of Default has occurred and is continuing, (b) to a Subsidiary if any amount is then due and payable under its Subsidiary Guarantee or (c) to a Subsidiary which at the time is a guarantor of any other Indebtedness of the Company or another Subsidiary party to a Subsidiary Guarantee that is not also concurrently being released.

10.     NEGATIVE COVENANTS.

                The Company covenants that so long as any of the Notes are outstanding:

10.1.  Total Indebtedness; Subsidiary Indebtedness.

                (a) The Company will not and will not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness unless immediately after giving effect thereto and to the application of the proceeds of such Indebtedness the pro forma Total Indebtedness to EBITDA Ratio does not exceed 3.50 to 1.

                (b) The Company will not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except

                (i) Indebtedness secured by Liens permitted by Section 10.2(b) or (c),

                (ii) Indebtedness owing to the Company or a Wholly-Owned Subsidiary, and

                (iii) other Indebtedness provided that immediately after giving effect to such other Indebtedness the sum (without duplication) of (A) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company secured by Liens permitted by
        Section 10.2(e) plus (B) the aggregate unpaid principal amount of Indebtedness of all Subsidiaries (other than Indebtedness permitted by clause (ii) above) plus (C) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of the Closing in accordance with the provisions of Section 10.3, does not exceed 15% of Consolidated Capitalization.

For purposes of this Section 10.1(b), a Subsidiary shall be deemed to have incurred Indebtedness in respect of any obligation previously owed to the Company or to a Wholly-Owned Subsidiary on the date the obligee ceases for any reason to be the Company or a Wholly-Owned Subsidiary, and a Person that hereafter becomes a Subsidiary shall be deemed at that time to have incurred all of its outstanding Indebtedness.

10.2.  Liens.

                The Company will not and will not permit any Subsidiary to create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, securing any Indebtedness without making effective provision (pursuant to documentation in form and substance reasonably satisfactory to the Required Holders) whereby the Notes shall be secured by such Lien equally and ratably with or prior to any and all Indebtedness and other obligations to be secured thereby, provided that nothing in this Section 10.2 shall prohibit

                (a) Liens in respect of property of the Company or a Subsidiary existing on the date of the Closing and described in Schedule 5.15, but no extension, renewal or replacement of any such Lien except as permitted by Section 10.2(e);

                (b) Liens in respect of property acquired or constructed by the Company or a Subsidiary after the date of the Closing, which are created at the time of or within 180 days after acquisition or completion of construction of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided that in any such case

                        (i) no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, and

                        (ii)  the aggregate principal amount of
                Indebtedness secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

                (c) Liens in respect of property acquired by the Company or a Subsidiary after the date of the Closing, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the date of the Closing becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be;

                (d) Liens securing Indebtedness owed by a Subsidiary to the Company or to a Wholly-Owned Subsidiary; and

                (e)  Liens which would otherwise not be permitted by
        Section 10.2(a), (b), (c) or (d), securing additional Indebtedness of the Company or a Subsidiary, provided that after giving effect thereto the sum (without duplication) of
        (i) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company secured by such Liens permitted by this Section 10.2(e) plus
        (ii) the aggregate unpaid principal amount of Indebtedness of Subsidiaries (other than Indebtedness permitted by clause
        (ii) of Section 10.1(b)) plus (iii) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of the Closing in accordance with the provisions of Section 10.3, does not exceed 15% of Consolidated Capitalization.

For purposes of this Section 10.2 any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Company or a Subsidiary shall be deemed to have been created at that time.

10.3.  Limitation on Sale and Leaseback Transactions.

                The Company will not, and will not permit any Subsidiary to sell, lease, transfer or otherwise dispose of (collectively, a "transfer") any asset on terms whereby the asset or a substantially similar asset is or may be leased or reacquired by the Company or any Subsidiary over a period in excess of three years, unless either

                 (a) after giving effect to such transaction and the incurrence of Attributable Debt in respect thereof, the sum (without duplication) of (i) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company secured by such Liens permitted by Section 10.2(e) plus (ii) the aggregate unpaid principal amount of Indebtedness of Subsidiaries (other than Indebtedness permitted by clause (ii) of Section 10.1(b)) plus (iii) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of the Closing in accordance with the provisions of this Section 10.3, does not exceed 15% of Consolidated Capitalization, or

                (b) the net proceeds realized from the transfer are applied within 60 days after the receipt thereof to the repayment of Indebtedness (and in that connection the Company shall have made an offer to purchase, at not less than par and otherwise in accordance with Section 8.5, Notes in an unpaid principal amount at least equal to a pro rata portion of all such Indebtedness to be repaid, allocated among all Notes tendered).

10.4.  Maintenance of Net Worth.

                The Company will not at any time permit Consolidated Net Worth to be less than the sum of (a) $50,000,000 plus (b) 25% of Consolidated Net Income for each fiscal year (beginning with the fiscal year ending on October 28, 1995) for which Consolidated Net Income is positive.

10.5.  Asset Sales.

                The Company will not and will not permit any Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition of any property or assets (an
"Asset Sale") other than

                (a)  Asset Sales in the ordinary course of business;

                (b) Asset Sales of property or assets by a Subsidiary to the Company or a Wholly-Owned Subsidiary; or

                (c)  other Asset Sales, provided that in each case

                        (i) immediately before and after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Company would be permitted to incur at least $1 of additional
                Indebtedness under Section 10.1(a), and

                        (ii) the aggregate net book value of property or assets disposed of in such Asset Sale and all other
                Asset Sales by the Company and its Subsidiaries during the immediately preceding twelve months does not exceed 15% of Consolidated Capitalization (as of the last day of the quarterly accounting period ending on or most recently prior to the last day of such twelve month period), and provided further that for purposes of clause (ii) above there shall be excluded the net book value of property or assets disposed of in an Asset Sale if and to the extent such Asset Sale is made for cash, payable in full upon the completion of such Asset Sale, and an amount equal to the net proceeds realized upon such Asset Sale is applied by the Company or such Subsidiary, as the case may be, within one year after the effective date of such Asset Sale (x) to reinvest in similar categories of property or assets for use in the business of the Company and its Subsidiaries or (y) to repay Indebtedness (and in that connection the Company shall have made an offer to purchase, at not less than par and otherwise in accordance with Section 8.5, Notes in an unpaid principal amount at least equal to a pro rata portion of all such Indebtedness to be repaid, allocated among all Notes tendered).

                For purposes of this Section 10.5 any shares of Voting Stock of a Subsidiary that are the subject of an Asset Sale shall be valued at the greater of (1) the fair market value of such shares as determined in good faith by the Board of Directors of the Company and (2) the aggregate net book value of the assets of such Subsidiary multiplied by a fraction of which the numerator is the aggregate number of shares of Voting Stock of such Subsidiary disposed of in such Asset Sale and the denominator is the aggregate number of shares of Voting Stock of such Subsidiary outstanding immediately prior to such Asset Sale.

10.6.  Merger, Consolidation, etc.

                The Company will not and will not permit any Subsidiary to consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:

                (a) a Subsidiary may consolidate with or merge with any other corporation or convey or transfer all or substantially all of its assets to

                        (i) the Company (provided that the Company shall be the continuing or surviving corporation) or a then existing Wholly-Owned Subsidiary, or

                        (ii) any Person in an Asset Sale involving all of the outstanding stock or all or substantially all of the assets of such Subsidiary, in either case subject to the limitations of Section 10.5; and

                (b) the Company may consolidate with or merge with any other corporation or convey or transfer all or substantially all of its assets to a corporation organized and existing under the laws of the United States or any State thereof, provided that

                        (i)  if the Company is not the continuing,
                surviving or acquiring corporation (the "surviving corporation"), the surviving corporation shall have (A) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of the Company under this Agreement, the Other Agreements and the Notes and (B) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

                        (ii) immediately after giving effect to such transaction, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Company would be permitted to incur at least $1 of additional Indebtedness under Section 10.1(a).

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.6 from its liability under this Agreement or the Notes.

10.7.  Transactions with Affiliates.

                The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.     EVENTS OF DEFAULT.

                An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 to 10.6, inclusive (and, in the case of any such default under Section 10.4, such default shall have continued for a period of 30 days after a Responsible
        Officer obtains knowledge thereof (if and so long as the Company is proceeding diligently and in good faith, by issuing equity securities or otherwise, to remedy such default during such 30-day period); or

                (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this
        Section 11) and such default is not remedied within 30 days after a Responsible Officer obtaining knowledge of such default; or

                (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes) that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests or a sale of assets or other transaction that is permitted if made in connection with a repayment of Indebtedness), the Company or any Subsidiary has become obligated to purchase or repay any Indebtedness before its regular maturity or before its regularly scheduled dates of payment; or

                (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
        (iii) makes an assignment for the benefit of its creditors,
        (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
        (v) is adjudicated as insolvent or to be liquidated, or
        (vi) takes corporate action for the purpose of any of the foregoing; or

                (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any such Subsidiary, or any such petition shall be filed against the Company or any such Subsidiary and such petition shall not be dismissed within 60 days; or

                (i) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against one or more of the Company and its Subsidiaries which judgments are not, within 60 days after entry thereof, bonded, paid, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                (j) any Subsidiary Guarantee shall cease to be in full force and effect as an enforceable instrument or any Subsidiary (or any Person at its authorized direction or on its behalf) shall assert in writing that the Subsidiary
        Guarantee of such Subsidiary is unenforceable in any material respect; or

                (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under sec-tion 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA
        Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.     REMEDIES ON DEFAULT, ETC.

12.1.  Acceleration.

                (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes at the time outstanding to be immediately due and payable.

                (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                Upon any Notes becoming due and payable under this
Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and
(y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case with-out presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  Other Remedies.

                If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section
12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  Rescission.

                At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate,
(b) all Events of Default and Defaults, other than the non-pay-ment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Sec-tion 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  No Waivers or Election of Remedies, Expenses, etc.

                No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys' fees, expenses and disbursements.

13.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  Registration of Notes.

                The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  Transfer and Exchange of Notes.

                Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange
(and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attor-ney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new
Note shall be payable to such Person as such holder may request.
Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.

                You agree that the Company shall not be required to register the transfer of any Note to any Person (other than your nominee) or to any separate account maintained by you unless the Company receives from the transferee a representation to the Company (and appropriate information as to any separate accounts or other matters) to the same or similar effect with respect to the transferee as is contained in Section 6.2 or other assurances reasonably satisfactory to the Company that such transfer does not involve a prohibited transaction (as such term is used in Section 5.12(e). You shall not be liable for any damages in connection with any such representations or assurances provided to the Company by any transferee.


                Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

14.     PAYMENTS ON NOTES.

14.1.  Place of Payment.

                Subject to Section 14.2, payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made at the principal office of Citibank, N.A. in New York City. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in New York City or the principal office of a bank or trust company in New York City.

14.2.  Home Office Payment.

                So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.     EXPENSES, ETC.

15.1.  Transaction Expenses.

                Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses
(including reasonable attorneys' fees of your special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agree-ment or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

                In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the reasonable fees and disbursements (including estimated unposted disbursements as of the date of the Closing) of your special counsel which are reflected in the statement of such special counsel submitted to the Company on or prior to the date of the Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements of such special counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the date of the Closing to the extent such disbursements exceed estimated disbursements paid as aforesaid).

15.2.  Survival.

                The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
        AGREEMENT.

                All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certifi-cate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.     AMENDMENT AND WAIVER.

17.1.  Requirements.

                This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived
(either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of
Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes,
(ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.  Solicitation of Holders of Notes.

                (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.  Binding Effect, etc.

                Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.  Notes held by Company, etc.

                Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.     NOTICES.

                All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested
(postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.     REPRODUCTION OF DOCUMENTS.

                This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and
(c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.     CONFIDENTIAL INFORMATION.

                For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agree-ment that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section
7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confiden-tial information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),
(ii) your financial advisors and other professional advisors whose duties require them to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Insti-tutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regu-latory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.     SUBSTITUTION OF PURCHASER.

                You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you.
In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement, such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.     MISCELLANEOUS.

22.1.  Successors and Assigns.

                All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

22.2.  Construction.

                Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.3.  Jurisdiction and Process; Waiver of Jury Trial.

                (a)  The Company irrevocably submits to the
non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                (b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.3(a) brought in any such court shall be conclusive and binding upon the Company subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

                (c) The Company consents to process being served in any suit, action or proceeding of the nature referred to in
Section 22.3(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Company at its address specified in Section 18 or at such other address of which you shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt
(i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

                (d) Nothing in this Section 22.3 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                (e) THE COMPANY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE OTHER
AGREEMENTS, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN
CONNECTION HEREWITH OR THEREWITH.

22.4.  Payments Due on Non-Business Days.

                Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section
8.2 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount (if any) or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.5.  Severability.

                Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.6.  Accounting Terms; Pro Forma Calculations.

                All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP. Except as otherwise specifically provided herein, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

                Any pro forma computation required to be made hereby shall include adjustments (without limitation as to other appropriate pro forma adjustments in accordance with generally accepted financial practice) giving effect to all acquisitions and dispositions made during the period with respect to which such computation is being made as if such acquisitions and dispositions were made on the first day of such period.

22.7.  Counterparts.

                This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.8.  Governing Law.

                This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

               If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                                Very truly yours,

                                                SPARTECH CORPORATION

                                                By  DAVID B. MUELLER
                                                    Vice President of Finance


The foregoing is hereby agreed
to as of the date thereof.


[The forms of signature by each of the purchasers, as they appear in the respective Note Purchase Agreements, are set forth below.]


THE MUTUAL LIFE INSURANCE COMPANY
  OF NEW YORK

By      FRANK G. SIMUNEK
        Managing Director


THE TRAVELERS INSURANCE COMPANY

By      JOHN W. PETCHLER
        Second Vice President


CONNECTICUT MUTUAL LIFE
  INSURANCE COMPANY

By      WALTER T. DWYER
        Senior Investment Officer


C M LIFE INSURANCE COMPANY

By      WALTER T. DWYER
        Senior Investment Officer


NORTHWESTERN NATIONAL LIFE
  INSURANCE COMPANY

By      MARK S. JORDAHL
        Authorized Representative

UNITED SERVICES LIFE
  INSURANCE COMPANY

By      MARK S. JORDAHL
        Assistant Treasurer


TMG INSURANCE COMPANY

By      THE MUTUAL GROUP, its Agent

        By      ROBERT R. LAPOINTE
                Vice President

        By      MICHAEL J. CAREW
                Assistant Vice President


THE SECURITY MUTUAL LIFE INSURANCE
   COMPANY OF LINCOLN, NEBRASKA

By      BRYAN D. GROSSCUP
        Vice President,
        Secretary & Treasurer

                                              SCHEDULE A

                This Schedule A shows the names and addresses of the Purchasers under the foregoing Note Purchase Agreement and the Other Agreements referred to therein and the respective principal amounts of Notes to be purchased by each.

                                            Principal Amount of
Name and Address of Purchaser               Notes to be Purchased

THE MUTUAL LIFE INSURANCE COMPANY                                $13,500,000
  OF NEW YORK

(1)     All payments on or in respect of
        the Notes to be by bank wire or
        intrabank transfer of Federal or
        other immediately available funds
        (identifying the issue upon which
        payment is being made and the
        application of the payment as
        between interest, principal and
        premium) to:

        Chemical Bank, ABA #021000128, for
        credit to The Mutual Life Insurance
        Company of New York, Account No.
        321-023803

(2)     Address for all notices in respect
        of payments:

        Glenpointe Marketing & Operations
          Center - MONY
        Glenpointe Center West
        500 Frank W. Burr Blvd.
        Teaneck, NJ  07666-6888
        Attn:  Securities Custody

        Telecopy:  (201) 907-6979
        Attn:  Securities Custody

(3)     Address for all other communications:

        The Mutual Life Insurance Company of New York
        1740 Broadway
        New York, NY  10019
        Attn:  MONY Capital Management Unit

(4)     Tax Identification Number:  13-1632487

THE MUTUAL LIFE INSURANCE COMPANY $1,500,000
  OF NEW YORK

(1)     All payments on or in respect of
        the Notes to be by bank wire or
        intrabank transfer of Federal or
        other immediately available funds
        (identifying the issue upon which
        payment is being made and the
        application of the payment as
        between interest, principal and
        premium) to:

        Chemical Bank, ABA #021000128, for
        credit to The Mutual Life Insurance
        Company of New York, Account No.
        323-161235

(2)     Address for all notices in respect
        of payments:

        Glenpointe Marketing & Operations
          Center - MONY
        Glenpointe Center West
        500 Frank W. Burr Blvd.
        Teaneck, NJ  07666-6888
        Attn:  Securities Custody

        Telecopy:  (201) 907-6979
        Attn:  Securities Custody

(3)     Address for all other communications:

        The Mutual Life Insurance Company of New York
        1740 Broadway
        New York, NY  10019
        Attn:  MONY Capital Management Unit

(4)     Tax Identification Number:  13-1632487

THE TRAVELERS INSURANCE COMPANY   $15,000,000

(Notes registered in the name
 of Tral & Co)

(1)     All payments on account of the
        Notes shall be made by wire
        transfer of federal or other
        immediately available funds to The
        Travelers Insurance Company--
        Consolidated Private Placement
        Account No. 910-2-587434 at The
        Chase Manhattan Bank, N.A., One
        Chase Plaza, New York, New York
        10081, ABA# 021-000021, with
        sufficient information (including
        interest rate and maturity) to
        identify the source and application
        of such funds, including the PPN:
        847220 A@ 9 of the Notes.

(2)     Address for all notices in respect
        of payment:

        One Tower Square
        Hartford, CT  06183-2030
        Attn:  Securities Department-
               Cashier

(3)     Address for all other
        communications:

        One Tower Square
        Hartford, CT  06183-2030
        Attention:  Securities Department-
                          Private Placements

        Telecopy:  (203) 954-5243

(4)     Tax Identification No.:  06-0566090

CONNECTICUT MUTUAL LIFE INSURANCE

$7,000,000
  COMPANY

(3 Notes in the following denominations:  $3,000,000
                                                                   $2,000,000
                                                                   $2,000,000)

(1)     All payments on account of the
        Notes shall be made by wire
        transfer of immediately available
        funds, providing sufficient
        information (including issuer,
        interest rate, PPN: 847220 A@ 9 of
        the Notes, maturity, and whether
        payment is of interest, principal
        and/or premium) to identify the
        source and application of funds to:

        The Bank of New York
        ABA No.:  021000018  BNF:  IOC566
        Attn:           P&I Department
        For:            Connecticut Mutual Life
                        Insurance Co.

(2)     All notices of payment and in
        respect of the Notes and written
        confirmation of each such payment
        shall be sent to:

        Connecticut Mutual Life Ins. Co.
        c/o The Bank of New York
        P.O. Box 19266
        Attn:  P&I Department
        Newark, NJ  07195

        Audit confirmations can be sent via
        fax to (212) 495-2730

(3)     Address for all other
        communications (such as annual
        reports, statements, waivers and
        amendments):

        Connecticut Mutual Life Insurance
          Company
        140 Garden Street
        Hartford, CT  06154
        Attn:  Private Placements, MS 272

        with a copy to:

        Connecticut Mutual Life Ins. Co.
        c/o The Bank of New York
        P.O. Box 19266
        Attn:  P&I Department
        Newark, NJ  07195

(4)     Tax Identification No.:                 06-0304620

C M LIFE INSURANCE COMPANY

$3,000,000


(1)     All payments on account of the
        Notes shall be made by wire
        transfer of immediately available
        funds, providing sufficient
        information (including issuer,
        interest rate, PPN: 847220 A@ 9 of
        the Notes, maturity, and whether
        payment is of interest, principal
        and/or premium) to identify the
        source and application of funds to:

        The Bank of New York
        ABA No.:  021000018  BNF:  IOC566
        Attn:           P&I Department
        For:            C M Life Insurance Co.

(2)     All notices of payment and in
        respect of the Notes and written
        confirmation of each such payment
        shall be sent to:

        C M Life Ins. Co.
        c/o The Bank of New York
        P.O. Box 19266
        Attn:  P&I Department
        Newark, NJ  07195

        Audit confirmations can be sent via
        fax to (212) 495-2730

(3)     Address for all other
        communications (such as annual
        reports, statements, waivers and
        amendments):

        C M Life Insurance Company
        140 Garden Street
        Hartford, CT  06154
        Attn:  Private Placements, MS 272

        with a copy to:

        C M Life Ins. Co.
        c/o The Bank of New York
        P.O. Box 19266
        Attn:  P&I Department
        Newark, NJ  07195

(4)     Tax Identification No.:                 06-1041383

NORTHWESTERN NATIONAL LIFE INSURANCE

$3,000,000
  COMPANY

(1)     All payments by wire transfer of
        immediately available funds to:

        First National Bank N.A./Mpls
        601 2nd Ave. S.
        Acct. # 1102-4001-4461
        Bank ABA # 091000022
        Attn: Securities Accounting

        with sufficient information
        (including issuer, interest rate,
        PPN: 847220 A@ 9 of the Notes,
        maturity, and whether payment is of
        interest, principal and/or premium)
        to identify the source and
        application of funds.

(2)     All notices of payments and written
        confirmations of such wire
        transfers:

        Washington Square Capital, Inc.
        Private Placement Servicing
        Becky Loeffelholz
        100 Washington Square
        Suite 800, Route 5729
        Minneapolis, MN 55401-2147
        Telephone: (612) 342-7528
        Telecopy:  (612) 342-3575

(3)     All other communications:

        Washington Square Capital, Inc.
        Private Placement Underwriting
        100 Washington Square
        Suite 800, Route 3041
        Minneapolis, MN 55401-2147
        Attn:  Ted Hoxmeier
        Telephone: (612) 372-5413
        Telecopy:  (612) 372-5368

(4)     Tax Identification No.: 41-0451140
UNITED SERVICES LIFE INSURANCE

$3,000,000
  COMPANY

(Notes registered in the name of
 SIEGLER & CO.)

(1)     All payments by wire transfer of
        immediately available funds to:

        Chemical NYC/GEOCUST
        New York, New York
        Account Name/# N9207267
        Bank ABA # 021000128

        with sufficient information
        (including issuer, interest rate,
        PPN: 847220 A@ 9 of the Notes,
        maturity, and whether payment is of
        interest, principal and/or premium)
        to identify the source and
        application of funds.

(2)     All notices of payments and written
        confirmations of such wire
        transfers:

        Washington Square Capital, Inc.
        Private Placement Servicing
        Becky Loeffelholz
        100 Washington Square
        Suite 800, Route 5729
        Minneapolis, MN 55401-2147
        Telephone: (612) 342-7528
        Telecopy:  (612) 342-3575

(3)     All other communications:

        Washington Square Capital, Inc.
        Private Placement Underwriting
        100 Washington Square
        Suite 800, Route 3041
        Minneapolis, MN 55401-2147
        Attn:  Ted Hoxmeier
        Telephone: (612) 372-5413
        Telecopy:  (612) 372-5368

(4)     Tax Identification No.: 53-0159267
TMG LIFE INSURANCE COMPANY

$3,000,000

(1)     All payments by wire trans-
        fer of immediately available
        funds to:

        Norwest Bank MN, N.A.
        ABA:  091000019
        Trust Acct#:  08-40-245
        Attn:  Michael Eiynck
        FFC to Acct#:  12244600


        with sufficient information
        to identify the source and
        application of such funds.

(2)     All notices of payments and
        written confirmations of such
        wire transfers:

        Ms. Lisa Harris
        Investment Department
        The Mutual Group (U.S.), Inc.
        401 North Executive Drive
        Brookfield, WI 53008-0980
        Phone:  (414) 797-2305
        Fax:  (414) 797-2318

(3)     All other communications:

        Ms. Lisa Harris
        Investment Department
        The Mutual Group (U.S.), Inc.
        401 North Executive Drive
        Brookfield, WI 53008-0980
        Phone:  (414) 797-2305
        Fax:  (414) 797-2318

(4)     Tax Identification No.: 45-0208990

THE SECURITY MUTUAL LIFE INSURANCE

$1,000,000
  COMPANY OF LINCOLN, NEBRASKA


(1)     All payments by wire trans-
        fer of immediately available
        funds to:

        National Bank of Commerce
        13th & "O" Streets
        Lincoln, NE
        Bank ABA # 1040-00045
        Credit:  Security Mutual Life
        Account Number 40-797-624

        with sufficient information
        (including issuer, interest rate,
        PPN: 847220 A@ 9 of the Notes,
        maturity, and whether payment is of
        interest, principal and/or premium)
        to identify the source and
        application of such funds.

(2)     All notices of payments and
        written confirmations of such
        wire transfers:

        The Security Mutual Life Insurance
         Company of Lincoln, Nebraska
        200 Centennial Mall North (68508)
        P.O. Box 82248
        Lincoln, NE 68501
        Attention:  Investment Department

(3)     All other communications:

        The Security Mutual Life Insurance
         Company of Lincoln, Nebraska
        200 Centennial Mall North (68508)
        P.O. Box 82248
        Lincoln, NE 68501
        Attention:  Investment Department

(4)     Tax Identification No.: 47-0293990

              SCHEDULE B
                                              DEFINED TERMS

                As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                "Affiliate" means, at any time, (a) with respect to any Person (including without limitation the Company), any other
Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                 "Attributable Debt" means, as to any particular lease relating to a sale and leaseback transaction, the total amount of rent (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof. The amount of rent required to be paid under any such lease for any such period shall be (a) the total amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges plus (b) without duplication, any guaranteed residual value in respect of such lease to the extent such guarantee would be included in indebtedness in accordance with GAAP.

                "Business Day" means (a) for the purposes of Section
8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or St.
Louis, Missouri are required or authorized to be closed.

                "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                "Capitalized Lease Obligations" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

                "Closing" is defined in Section 3.

                "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                "Company" means Spartech Corporation, a Delaware corporation.

                "Confidential Information" is defined in Section 20.

                "Consolidated Capitalization" means, at any date, the sum of (a) Consolidated Indebtedness plus (b) Consolidated Net
Worth plus (c) deferred tax liabilities (if any), all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

                "Consolidated Indebtedness" means, at any date, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                "Consolidated Interest Expense" for any period means the sum for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income on account of interest on Indebtedness (including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense).

                "Consolidated Net Income" for any period means the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding
                (a)  the proceeds of any life insurance policy,

                (b) any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Company or any Subsidiary,

                (c) any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary),

                (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary prior to its becoming a Subsidiary,

                (e) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee,

                (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person, and

                (g) any extraordinary gains not covered by clause (b) above.

                "Consolidated Net Worth" means, at any date, on a consolidated basis for the Company and its Subsidiaries, (a) the sum of (i) capital stock taken at par or stated value plus (ii) capital in excess of par or stated value relating to capital stock plus (iii) retained earnings (or minus any retained earning deficit) minus (b) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

                "Default" means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

                "Default Rate" means that rate of interest that is the greater of (i) 9.21% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime rate.

                "EBITDA" for any period means Consolidated Net Income plus all amounts deducted in the computation thereof on account of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses and other non-cash charges and (c) income and profits taxes.

                "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                "Event of Default" is defined in Section 11.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                "Governmental Authority" means

                (a)     the government of

                        (i) the United States of America or any State or other political subdivision thereof, or

                        (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                "Guaranty" means, with respect to any Person, any obli-gation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or other-wise, by such Person:

                (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other
        Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

                "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                "Indebtedness" with respect to any Person means, at any time, without duplication,
                (a) its liabilities for borrowed money or its mandatory purchase, redemption or other retirement obligations in respect of mandatorily redeemable Preferred Stock,

                (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business and not overdue but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property),

                (c)     its Capitalized Lease Obligations,

                (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person
        (whether or not it has assumed or otherwise become liable for such liabilities),

                (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money),

                (f)     Swaps of such Person, and

                (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) above.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 2% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                "Make-Whole Amount" is defined in Section 8.6.

                "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

                "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial con-dition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guarantee.

                "Memorandum" is defined in Section 5.3.

                "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section
4001(a)(3) of ERISA).

                "Notes" is defined in Section 1.1.

                "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                "Other Agreements" is defined in Section 2.

                "Other Purchasers" is defined in Section 2.

                "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA
Affiliate or with respect to which the Company or any ERISA
Affiliate may have any liability.

                "Preferred Stock", as applied to any corporation, means shares of such corporation that shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation, or both.

                "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

                "PTE" is defined in Section 6.2.

                "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued on March 13, 1984 by the United States
Department of Labor.

                "Required Holders" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding.

                "Responsible Officer" means any Senior Financial
Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

                "Securities Act" means the Securities Act of 1933, as amended from time to time.

                "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                "Significant Subsidiary" means, at any date, a Subsidiary (a) which, together with its Subsidiaries, produced more than 5% of Consolidated Net Income for the fiscal year then most recently ended (calculated on a pro forma basis in the case of any Person which became a Subsidiary during or after the end of such fiscal year) or (b) the assets of which, together with the assets of its Subsidiaries, exceeded 5% of the consolidated total assets (fixed and current) of the Company and its Subsidiaries as of the last day of such fiscal year (calculated on a pro forma basis as of the last day of such fiscal year in the case of any Person which became a Subsidiary thereafter).

                "Subordinated Debentures" is defined in Section
4.11(b).

                "Subsidiary" means, as to any Person, any corporation or other business entity a majority of the combined voting power of all Voting Stock of which is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                "Subsidiary Guarantee" is defined in Section 1.2.

                "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                "Total Indebtedness to EBITDA Ratio" means, at any date, the ratio of (a) Consolidated Indebtedness as at such date to (b) EBITDA for the four consecutive fiscal quarters then most recently ended.

                "Voting Stock" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

                "Wholly-Owned Subsidiary" means, at any time, any Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned
Subsidiaries at such time.


             EXHIBIT 1.1
                                             [FORM OF NOTE]


                                          SPARTECH CORPORATION

                                       7.21% SENIOR NOTE DUE 2005

No. [_____]

      New York, New York
$[_______]

         August 15, 1995
PPN: 847220 A@ 9

                FOR VALUE RECEIVED, the undersigned, SPARTECH CORPORATION (the "Company"), a Delaware corporation, hereby
promises to pay to [                      ], or registered
assigns, the principal sum of [                               ]
DOLLARS on August 15, 2005, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) from the date hereof on the unpaid balance thereof at the rate of 7.21% per annum, payable semiannually on February 15 and August 15 in each year, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of interest (to the extent permitted by applicable law) and any overdue payment of any premium or Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) 9.21% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime rate.

                Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at said principal office of Citibank, N.A. in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

                This Note is one of an issue of Senior Notes issued pursuant to separate Note Purchase Agreements dated as of August 15, 1995 (as from time to time amended, the "Note Purchase Agreements") between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of certain Subsidiary Guarantees that were executed and delivered pursuant to the Note Purchase Agreements. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase
Agreements.

                This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase
Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

                If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium or Make-
Whole Amount) and with the effect provided in the Note Purchase
Agreements.

                This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                        SPARTECH CORPORATION


                                                 By_________________________
                                                          Title:

             EXHIBIT 1.2


                                           GUARANTEE AGREEMENT

                GUARANTEE AGREEMENT dated as of August 15, 1995 made by ________________________, a _________________ corporation (the
"Guarantor"), in favor of the holders from time to time of the Notes referred to below (collectively the "Obligees").

                WHEREAS, Spartech Corporation, a Delaware corporation (the "Company"), has entered into several Note Purchase
Agreements dated as of August 15, 1995 (as amended or otherwise modified from time to time, collectively the "Note Agreements" and terms defined therein and not otherwise defined herein are being used herein as so defined) with the institutional purchasers listed in Schedule A thereto, pursuant to which the Company proposes to issue and sell to such purchasers $50,000,000 aggregate principal amount of its 7.21% Senior Notes due 2005
(the "Notes"); and

                WHEREAS, it is a [condition precedent to the purchase of the Notes by such purchasers under/requirement of] the Note
Agreements that the Guarantor shall execute and deliver this Guarantee Agreement;

                NOW, THEREFORE, in consideration of the premises the Guarantor hereby agrees as follows:

                SECTION 1. Guarantee. The Guarantor unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

                A. the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Company arising under the Notes and the Note Agreements, including all extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest (including without limitation interest on any overdue principal, premium and interest at the rate specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. 101 et seq.), Make-Whole Amount, fees, expenses, indemnification or otherwise, and

                B. the due and punctual performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Notes and the Note Agreements;

(all such obligations are called the "Guaranteed Obligations"); provided that the aggregate liability of the Guarantor hereunder in respect of the Guaranteed Obligations shall not exceed at any time the lesser of (1) the amount of the Guaranteed Obligations and (2) the maximum amount for which the Guarantor is liable under this Guarantee Agreement without such liability being deemed a fraudulent transfer under applicable Debtor Relief Laws (as hereinafter defined), as determined by a court of competent jurisdiction. As used herein, the term "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

                The Guarantor also agrees to pay, in addition to the amount stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by any Obligee in enforcing any rights under this Guarantee Agreement or in connection with any amendment of this Guarantee Agreement.

                Without limiting the generality of the foregoing, this Guarantee Agreement guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other Person to any Obligee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.

                SECTION 2. Guarantee Absolute. The obligations of the Guarantor under Section 1 of this Guarantee Agreement constitute a present and continuing guaranty of payment and not of collectability and the Guarantor guarantees that the Guaranteed
Obligations will be paid strictly in accordance with the terms of the Notes and the Note Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Obligee with respect thereto. The obligations of the Guarantor under this Guarantee Agreement are independent of the Guaranteed
Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee
Agreement, irrespective of whether any action is brought against the Company or any other Person liable for the Guaranteed
Obligations or whether the Company or any other such Person is joined in any such action or actions. The liability of the Guarantor under this Guarantee Agreement shall be primary, absolute, irrevocable, and unconditional irrespective of:

                A. any lack of validity or enforceability of any Guaranteed Obligation, any Note, the Note Agreements or any agreement or instrument relating thereto;

                B. any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed
        Obligations, or any other amendment or waiver of or any consent to departure from any Note, the Note Agreements or this Guarantee Agreement;

                C. any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Guarantor or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

                D. any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed
        Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company or any other Subsidiary;

                E. any change, restructuring or termination of the corporate structure or existence of the Company or any other Subsidiary; or

                F. any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Company or the Guarantor.

                  This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Obligee, or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                  SECTION 3. Waivers. The Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

                  A. promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement;

                  B. any requirement that any Obligee or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral;

                  C. any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any Obligee;

                  D. any duty on the part of any Obligee to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such Obligee; and

                  E. any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Company or the Guarantor or any other Person.

                  SECTION 4. Waiver of Subrogation and Contribution. The Guarantor shall not assert, enforce, or otherwise exercise
(A) any right of subrogation to any of the rights, remedies, powers, privileges or liens of any Obligee or any other beneficiary against the Company or any other obligor on the Guaranteed Obligations or any collateral or other security, or
(B) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company, and the Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any Obligee or any other beneficiary to secure payment of the Guaranteed Obligations, until such time as the Guaranteed
Obligations have been paid in full.

                  SECTION 5. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

                  A. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The execution, delivery and performance of this Guarantee Agreement have been duly authorized by all necessary action on the part of the Guarantor.

                  B. The execution, delivery and performance by the Guarantor of this Guarantee Agreement will not (i) contra-vene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Guarantor or any Subsidiary of the Guarantor is bound or by which the Guarantor or any Sub-sidiary of the Guarantor or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor.

                  C. The Guarantor and the Company are members of the same consolidated group of companies and are engaged in related businesses and the Guarantor will derive substantial direct and indirect benefit from the execution and delivery of this Guarantee Agreement.

                  SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guarantee Agreement and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Obligees, (i) limit the liability of or release the Guarantor hereunder, (ii) postpone any date fixed for, or change the amount of, any payment hereunder or (iii) change the percentage of Notes the holders of which are, or the number of Obligees, required to take any action hereunder.

                  SECTION 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (B) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service (with charges prepaid).
Such notice if sent to the Guarantor shall be addressed to it at the address of the Guarantor provided below its name on the signature page of this Guarantee Agreement or at such other address as the Guarantor may hereafter designate by notice to each holder of Notes, or if sent to any holder of Notes, shall be addressed to it as set forth in the Note Agreements. Any notice or other communication herein provided to be given to the holders of all outstanding Notes shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on the Note register maintained by the Company in accordance with the provisions of Section 13.1 of the Note Agreements. Notices under this Section 7 will be deemed given only when actually received.

                  SECTION 8. No Waiver; Remedies. No failure on the part of any Obligee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
                  SECTION 9. Continuing Guarantee. This Guarantee Agreement is a continuing guarantee of payment and performance and shall (A) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, (B) be binding upon the Guarantor, its successors and assigns and (C) inure to the benefit of and be enforceable by the Obligees and their successors, transferees and assigns.


                  SECTION 10. Jurisdiction and Process; Waiver of Jury Trial. The Guarantor irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guarantee Agreement. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  The Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in this Section by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Guarantor at its address specified in Section 7 or at such other address of which you shall then have been notified pursuant to said Section.
The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Guarantor. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any recognized courier or overnight delivery service.

                  Nothing in this Section 10 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                  THE GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTEE AGREEMENT OR ANY
OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

                  SECTION 11. Governing Law. This Guarantee Agreement shall be construed and enforced in accordance with, and the rights of the Guarantor and the Obligees shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

                                                  [GUARANTOR]


                                                  By________________________
                                                    Title:

                                                  Address:


                                                  Attention:
                                                  Telephone:
                                                  Telecopy:
EXHIBIT 10(E)



















                                            CREDIT AGREEMENT

                                       Dated as of August 15, 1995

                                                  among


                                          SPARTECH CORPORATION,


                                     BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,

                                                as Agent,


                                                  and


                              THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

||                                         TABLE OF CONTENTS


Section                                                           Page

                                                ARTICLE I
                                               DEFINITIONS

   1.1   Certain Defined Terms                              1
   1.2   Other Interpretive Provisions                     19
   1.3   Accounting Principles                             20

                                               ARTICLE II
                                               THE CREDITS

   2.1   Amounts and Terms of Commitments                  20
   2.2   Loan Accounts                                     21
   2.3   Procedure for Borrowing                           21
   2.4   Conversion and Continuation Elections             22
   2.5   Voluntary Termination or Reduction of Commitments 23
   2.6   Optional Prepayments                              23
   2.7   Interest                                          24
   2.8   Fees                                              24
              (a)  Agency Fees                                 24
              (b)  Non-Use Fees                                25
   2.9   Computation of Fees and Interest                  25
   2.10  Payments by the Company                           25
   2.11  Payments by the Lenders to the Agent              26
   2.12  Sharing of Payments, Etc.                         27

                                               ARTICLE III
                                 TAXES, YIELD PROTECTION AND ILLEGALITY

   3.1   Taxes                                             27
   3.2   Illegality                                        28
   3.3   Increased Costs and Reduction of Return           29
   3.4   Funding Losses                                    30
   3.5   Inability to Determine Rates                      31
   3.6   Certificates of Lenders                           31
   3.7   Substitution of Lenders                           31
   3.8   Survival                                          31

                                               ARTICLE IV
                                          CONDITIONS PRECEDENT

   4.1   Conditions of Initial Loans                       32
              (a)    Credit Agreement and Notes                   32
              (b)    Resolutions; Incumbency                      32
              (c)    Good Standing                                32
              (d)    Guaranty                                     32
              (e)    Legal Opinions                               32
              (f)    Payment of Fees                              32
              (g)    Certificate                                  33
              (h)    Other Documents                              33
   4.2   Conditions to All Loans                           33
              (a)    Notice, Application                          33
              (b)    Continuation of Representations and
                     Warranties                                   33
              (c)    No Existing Default                          33

                                                ARTICLE V
                                     REPRESENTATIONS AND WARRANTIES

   5.1   Corporate Existence and Power                     34
   5.2   Corporate Authorization; No Contravention         34
   5.3   Governmental Authorization                        34
   5.4   Binding Effect                                    35
   5.5   Litigation                                        35
   5.6   No Default                                        35
   5.7   ERISA Compliance                                  35
   5.8   Use of Proceeds; Margin Regulations               36
   5.9   Title to Properties                               36
   5.10  Taxes                                             36
   5.11  Financial Condition                               37
   5.12  Environmental Matters                             37
   5.13  Regulated Entities                                37
   5.14  No Burdensome Restrictions                        37
   5.15  Copyrights, Patents, Trademarks and Licenses      38
   5.16  Subsidiaries                                      38
   5.17  Insurance                                         38
   5.18  Full Disclosure                                   38

                                               ARTICLE VI
                                          AFFIRMATIVE COVENANTS

   6.1   Financial Statements                              39
   6.2   Certificates; Other Information                   40
   6.3   Notices                                           40
   6.4   Preservation of Corporate Existence, Etc          41
   6.5   Maintenance of Property                           42
   6.6   Insurance                                         42
   6.7   Payment of Obligations                            42
   6.8   Compliance with Laws                              43
   6.9   Compliance with ERISA                             43
   6.10  Inspection of Property and Books and Records      43
   6.11  Environmental Laws                                43
   6.12  Use of Proceeds                                   43
   6.13  Further Assurances                                43

                                               ARTICLE VII
                                           NEGATIVE COVENANTS

   7.1   Limitation on Liens                               44
   7.2   Disposition of Assets                             45
   7.3   Consolidations and Mergers                        46
   7.4   Loans and Investments                             46
   7.5   Limitation on Indebtedness                        46
   7.6   Consolidated Net Worth                            47
   7.7   Debt Service Coverage Ratio                       48
   7.8   Senior Debt to Net Assets Ratio                   48
   7.9   Sale/Leasebacks                                   48
   7.10  Transactions with Affiliates                      48
   7.11  Use of Proceeds                                   48
   7.12  Contingent Obligations                            48
   7.13  Restricted Payments                               49
   7.14  ERISA                                             49
   7.15  Change in Business                                49
   7.16  Accounting Changes                                50

                                              ARTICLE VIII
                                            EVENTS OF DEFAULT

   8.1   Event of Default                                  50
              (a)    Non-Payment                                  50
              (b)    Representation or Warranty                   50
              (c) Specific Defaults                            50
              (d)    Other Defaults                               50
              (e)    Cross-Default                                50
              (f)    Insolvency; Voluntary Proceedings            51
              (g)    Involuntary Proceedings                      51
              (h)    ERISA                                        51
              (i)    Monetary Judgments or Settlements            52
              (j)    Non-Monetary Judgments                       52
              (k)    Change of Control                            52
              (l)    Guaranty                                     52
   8.2   Remedies                                          52
   8.3   Rights Not Exclusive                              53

                                               ARTICLE IX
                                                THE AGENT

   9.1   Appointment and Authorization; "Agent"            53
   9.2   Delegation of Duties                              54
   9.3   Liability of Agent                                54
   9.4   Reliance by Agent                                 54
   9.5   Notice of Default                                 55
   9.6   Credit Decision                                   55
   9.7   Indemnification of Agent                          56
   9.8   Agent in Individual Capacity                      56
   9.9   Successor Agent                                   56
   9.10  Withholding Tax                                   57

                                                ARTICLE X
                                              MISCELLANEOUS

   10.1   Amendments and Waivers                           58
   10.2   Notices                                          59
   10.3   No Waiver; Cumulative Remedies                   60
   10.4   Costs and Expenses                               60
   10.5   Company Indemnification                          60
   10.6   Payments Set Aside                               61
   10.7   Successors and Assigns                           61
   10.8   Assignments, Participations, etc.                61
   10.9   Confidentiality                                  63
   10.10  Set-off                                          64
   10.11  Automatic Debits of Fees                         64
   10.12  Notification of Addresses, Lending Offices, Etc. 64
   10.13  Counterparts                                     64
   10.14  Severability                                     64
   10.15  No Third Parties Benefited                       65
   10.16  Governing Law and Jurisdiction                   65
   10.17  Waiver of Jury Trial                             65
   10.18  Entire Agreement                                 65


||
SCHEDULES

   Schedule 1.1                    Pricing Schedule
   Schedule 2.1                    Commitments and Pro Rata Shares
   Schedule 4.1                    Debt to be Repaid
   Schedule 5.5                    Litigation
   Schedule 5.7                    ERISA
   Schedule 5.11                   Permitted Liabilities
   Schedule 5.12                   Environmental Matters
   Schedule 5.16                   Subsidiaries and Minority Interests
   Schedule 5.17                   Insurance Matters
   Schedule 7.1                    Permitted Liens
   Schedule 7.12                   Contingent Obligations
   Schedule 10.2                   Offshore and Domestic Lending Offices;
                                   Addresses for Notices


   EXHIBITS

   Exhibit A               Form of Notice of Borrowing
   Exhibit B               Form of Notice of Conversion/Continuation
   Exhibit C               Form of Compliance Certificate
   Exhibit D               Form of Legal Opinion of Counsel to the Company
                           and the Guarantors
   Exhibit E               Form of Assignment and Acceptance
   Exhibit F               Form of Promissory Note
   Exhibit G               Form of Guaranty

                                           CREDIT AGREEMENT


        This CREDIT AGREEMENT is entered into as of August 15, 1995, among SPARTECH CORPORATION, a Delaware corporation (the
"Company"), the several financial institutions from time to time party to this Agreement (collectively the "Lenders"; individually each a "Lender"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Lenders.

        WHEREAS, the Lenders have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                              ARTICLE XXIII

                                               DEFINITIONS

        23.1 Certain Defined Terms. The following terms have the following meanings:

                Account Debtor means any Person who is obligated to the Company or any Guarantor under, with respect to, or on account of an Account Receivable.

                Account Receivable means, with respect to any Person, any right of such person to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

                Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                Agent means BofA in its capacity as agent for the Lenders hereunder, and any successor agent arising under
        Section 9.9.

                Agent-Related Persons means BofA and any successor agent arising under Section 9.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                Agent's Payment Office means the address for payments set forth on Schedule 10.2 or such other address as the Agent may from time to time specify.

                Agreement means this Credit Agreement.

                Applicable Margin means the percentage set forth in
        Schedule 1.1 opposite the applicable Total
        Indebtedness/EBITDA Ratio.

                Asset Sale - see Section 7.2.

                Assignee - see subsection 10.8(a).

                Attorney Costs means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                Attributable Debt means, as to any particular lease relating to a sale and leaseback transaction, the total amount of rent (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof. The amount of rent required to be paid under any such lease for any such period shall be (a) the total amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges plus (b) without duplication, any guaranteed residual value in respect of such lease to the extent such guarantee would be included in indebtedness in accordance with GAAP.

                BAI means Bank of America Illinois, an Illinois banking corporation.

                Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. 101, et seq.).

                Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BAI in Chicago, Illinois, as its "reference rate." (The "reference rate" is a rate set by BAI based upon various factors including BAI's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BAI shall take effect at the opening of business on the day specified in the public announcement of such change.

                Base Rate Loan means a Loan that bears interest based on the Base Rate.

                Beneficial Owner shall have the meaning assigned thereto in Rule 13d-3 of the SEC under the Exchange Act as in effect on the date hereof.

                BofA means Bank of America National Trust and Savings Association, a national banking association.

                Borrowing means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Lenders under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period.

                Borrowing Date means any date on which a Borrowing occurs under Section 2.3.

                Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                Capital Adequacy Regulation means any guideline, request or directive of any central bank or other
        Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                Capital Lease means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                Capitalized Lease Obligations means, with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

                Change of Control shall mean that (a) any Person or group (within the meaning of Rule 13d-5 of the SEC under the Exchange Act), other than British Vita PLC ("BV"), Trust Company of the West ("TCW") or any Affiliate or nominee of BV or TCW, shall become the Beneficial Owner of 15% or more of the Voting Stock of the Company or (b) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members.

                Closing Date means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Lenders (or, in the case of subsection 4.1(f), waived by the Person entitled to receive the applicable payment).

                Code means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                Commitment - see Section 2.1.

                Company - see the Preamble.

                Compliance Certificate means a certificate substantially in the form of Exhibit C.

                Consolidated Accounts Payable means all accounts payable of the Company and the Guarantors, determined on a consolidated basis.

                Consolidated Capitalization means at any date the sum of (x) Consolidated Senior Funded Indebtedness plus (y) Subordinated Debt plus (z) Consolidated Net Worth, all as determined on a consolidated basis for the Company and its Subsidiaries.

                Consolidated Senior Funded Indebtedness means, at any date, all Indebtedness of the Company and its Subsidiaries, excluding (i) any Subordinated Debt and (ii) contingent obligations in respect of any letter of credit or any Swap, determined on a consolidated basis.

                Consolidated Indebtedness means, at any date, all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis.

                Consolidated Interest Expense for any period means the sum for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income on account of interest on Indebtedness (including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense).

                Consolidated Net Income for any period means the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding

                (a)  the proceeds of any life insurance policy;

                (b) any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Company or any Subsidiary;

                (c) any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary);

                (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary acquired prior to its becoming a Subsidiary;

                (e) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee;

                (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person; and

                (g) any extraordinary gains not covered by clause (b) above.

                Consolidated Net Worth means, at any date, on a consolidated basis for the Company and its Subsidiaries, (a) the sum of (i) capital stock taken at par or stated value plus (ii) capital in excess of par or stated value relating to capital stock plus (iii) retained earnings (or minus any retained earning deficit) minus (b) the sum of Treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

                Contingent Obligation means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap. The amount of any Contingent Obligation shall (a) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, (b) in the case of Swaps, be determined in accordance with the definition of "Swap" herein and (c) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

                Continuing Member means a member of the Board of Directors of the Company who either (a) was a member of the Company's Board of Directors on the Closing Date and has been such continuously thereafter or (b) became a member of such Board of Directors after the Closing Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's Board of Directors.

                Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                Conversion/Continuation Date means any date on which, under Section 2.4, the Company (a) converts Loans of one
        Type to another Type or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having an Interest Period expiring on such date.

                Debt to be Repaid means all Indebtedness listed on
        Schedule 4.1.

                Dollars, dollars and $ each mean lawful money of the United States.

                EBITDA for any period means Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses and other non-cash charges and (c) income and profits taxes.

                Effective Date means the date on which the Agent has received counterparts of this Agreement executed by the parties hereto.

                Eligible Account Receivable means an Account Receivable owing to the Company or a Guarantor which meets the following requirements:

                (1) it is evidenced by an invoice rendered to the Account Debtor with respect thereto which is dated not earlier than the date of shipment;

                (2) it is not subject to any assignment, claim or Lien other than Liens consented to by the Required Lenders;

                (3) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to any claim by such Account Debtor denying liability thereunder in whole or in part;

                (4) the Company does not have knowledge of (a) any Insolvency Proceeding by or against the Account Debtor with respect thereto or (b) any other proceeding or action which is threatened or pending against such Account Debtor or to which such Account Debtor is a party which is likely to result in any material adverse change in such Account
        Debtor's ability to pay such Account Receivable in full when due;

                (5) the Account Debtor with respect thereto is not an Affiliate of the Company or a director, officer, employee or agent of the Company or any such Affiliate;

                (6) it arises in the ordinary course of the Company's or the applicable Guarantor's business;

                (7) the Account Debtor is not the United States or any department, agency or instrumentality thereof;

                (8) such Account Receivable is not more than (a) 60 days past the due date thereof or (b) 270 days past the original invoice date thereof, in each case according to the original terms of sale; and

                (9) not more than 50% of the amount of all Accounts Receivable owing by the Account Debtor thereunder to the Company and the Guarantors remains unpaid 60 days past the due date thereof according to the original terms of sale.

        An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable. Further, with respect to any Account Receivable, if the Required Lenders at any time hereafter determine in their reasonable (from the perspective of a prudent lender administering credit facilities of a similar type extended to borrowers of comparable credit quality) discretion that the prospect of payment or performance by the Account Debtor with respect thereto is or will be materially impaired for any reason whatsoever, such Account Receivable shall cease to be an Eligible Account Receivable five Business Days after notice of such determination is given to the Company. In addition, for purposes of calculating the aggregate amount of Eligible Accounts Receivable at any time, all Accounts Receivable that have due dates more than 90 days after the original invoice date shall be excluded to the extent that the amount of such Accounts Receivable exceeds 10% of the amount of all Eligible Accounts Receivable.

                Eligible Assignee means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the OECD), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary.

                Eligible Inventory means Inventory which meets the following requirements:

                (1) it is not subject to any assignment, claim or Lien other than Liens consented to by the Required Lenders;

                (2) it is (except as the Required Lenders may otherwise consent in writing) in first-class, saleable condition;

                (3) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. 215 or any successor statute or section;

                (4)     it is located in the United States or Canada;

                (5) the Required Lenders shall not have determined (which determination shall be effective only upon five
        Business Days' notice to the Company) in their reasonable discretion that it is unacceptable due to age, type, category, quality and/or quantity.

        Inventory of the Company which is at any time Eligible
        Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

                Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                ERISA means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization;
        (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under
        Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                Eurodollar Reserve Percentage has the meaning specified in the definition of "Offshore Rate".

                Event of Default - see Section 8.1.

                Exchange Act means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                Fee Letter - see subsection 2.8(a).

                FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                Further Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.1.

                GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American
        Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board
        (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                Guarantor means each of Alchem Plastics, Inc., Alchem Plastics Corporation, Midland Optical Corporation, The Resin Exchange, Inc., Atlas Alchem Plastics, Inc., Franklin-
        Burlington Plastics, Inc. and any other Person which executes and delivers a counterpart of the Guaranty.

                Guaranty  - see subsection 4.1(d).

                Guaranty Obligation has the meaning specified in the definition of Contingent Obligation.

                Inactive Subsidiary means any Subsidiary of the Company which does not actively conduct business and which does not own any material assets.

                Indebtedness with respect to any Person means, at any time, without duplication,

                (a) its liabilities for borrowed money and its mandatory purchase, redemption or other retirement obligations in respect of its mandatorily redeemable
        Preferred Stock;

                (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business and not overdue but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                (c)  its Capitalized Lease Obligations;

                (d) all liabilities for borrowed money secured by any Lien on any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                (e)  all its liabilities in respect of Surety
        Instruments;

                (f)  all Swaps of such Person; and

                (g) all Guaranty Obligations of such Person with respect to liabilities of any other Person of a type described in any of clause (a) through (f) above.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding than any such obligation is deemed to be extinguished under GAAP.

                Indemnified Liabilities - see Section 10.5.

                Indemnified Person - see Section 10.5.

                Independent Auditor - see subsection 6.1(a).

                Insolvency Proceeding means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                Interest Payment Date means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter, provided that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

                Interest Period means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                        (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                        (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                        (iii)  no Interest Period for any Loan shall
                extend beyond the Termination Date.

                Inventory means any and all of the goods of the Company or any Guarantor (including goods in transit) wheresoever located, which are or may at any time be leased by the Company or such Guarantor to a lessee, held for sale or lease, or held as raw materials, work in process, or supplies or materials used or consumed in the Company's or such Guarantor's business, or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods.

                Investments - See Section 7.4.

                IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                Lender - see the Preamble.

                Lending Office means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as such Lender may from time to time notify the Company and the Agent.

                Lien means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease.

                Loan means an extension of credit by a Lender to the Company under Article II. A Loan may be a Base Rate Loan or an Offshore Rate Loan (each a "Type" of Loan).

                Loan Documents means this Agreement, any Notes, the Fee Letter, the Guaranty and all other documents delivered to the Agent or any Lender in connection herewith.

                Margin Stock means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

                Multiemployer Plan means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

                Net Property Plant and Equipment means all equipment and real estate of the Company which is not subject to any Lien other than Permitted Liens.

                Non-Use Fee Rate means the percentage set forth in
        Schedule 1.1 opposite the applicable Total
        Indebtedness/EBITDA Ratio.

                Note means a promissory note executed by the Company in favor of a Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit F.

                Notice of Borrowing means a notice in substantially the form of Exhibit A.

                Notice of Conversion/Continuation means a notice in substantially the form of Exhibit B.

                Obligations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

                Offshore Rate means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

        Offshore Rate =                IBOR
                        1.00 - Eurodollar Reserve Percentage

        Where,

                "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                        IBOR means the rate of interest per annum
                determined by the Agent as the rate at which dollar deposits in the approximate amount of BAI's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

                        The Offshore Rate shall be adjusted automatically
                as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                Offshore Rate Loan means a Loan that bears interest based on the Offshore Rate.

                Organization Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                Other Taxes means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

                Participant - see subsection 10.8(c).

                PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Company or any ERISA Affiliate may have any liability.

                Permitted Acquisition means an Acquisition (a) (i) which is non-hostile, (ii) which occurs when no Event of Default or Unmatured Event of Default exists or will result therefrom, (iii) after giving effect to which no Event of Default or Unmatured Event of Default will exist on a pro forma basis (assuming that such Acquisition had occurred on the last day of the fiscal quarter most recently ended from the date which is one year prior to the date of such Acquisition), (iv) the consideration for which is less than $20,000,000 and (iv) which will not result in the aggregate consideration for all Acquisitions since the Closing Date being more than $30,000,000; or (b) is approved in writing by the Required Lenders.

                Permitted Liens means Liens permitted pursuant to
        Section 7.1.

                Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                Plan means an employee benefit plan (as defined in Section 3(3) of ERISA) with respect to which the Company may have any liability.

                Preferred Stock, as applied to any corporation, means shares of such corporation that shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation, or both.

                Pro Rata Share means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's
        Commitment divided by the combined Commitments of all Lenders.

                Replacement Lender - see Section 3.7.

                Reportable Event means, any of the events set forth in
        Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                Required Lenders means at any time Lenders then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no amounts are outstanding, Lenders then having at least 66-2/3% of the aggregate amount of the Commitments.

                Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental
        Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                Responsible Officer means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                Restricted Payment - see Section 7.13.

                SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                Senior Notes means senior unsecured notes of the Company due 2005 having terms and conditions substantially as set forth in the several Note Purchase Agreements dated August 15, 1995 pursuant to which 7.21% Senior Notes due 2005 have been issued.

                Subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                Subordinated Debt means any Indebtedness of the Company having maturities and other terms, and which is subordinated to the Obligations in a manner, approved in writing by the Required Lenders.

                Surety Instruments means all letters of credit
        (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

                Swap means, with respect to any Person, any payment obligation with respect to any interest rate swap, currency swap or similar obligation obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, charges or withholdings, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are taxes imposed on or measured by each Lender's its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                Termination Date means the earlier to occur of:

                        (a)     August 15, 2000; and

                        (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                Total Indebtedness/Consolidated Capitalization means, at any date, the ratio of (a) Consolidated Indebtedness as at such date to (b) Consolidated Capitalization as at such date.

                Total Indebtedness/EBITDA Ratio means, at any date, the ratio of (a) Consolidated Indebtedness as at such date to
        (b) EBITDA for the four consecutive fiscal quarters then most recently ended.

                Type has the meaning specified in the definition of "Loan."

                Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                United States and U.S. each means the United States of America.

                Unmatured Event of Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                Voting Stock means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

                Wholly-Owned Subsidiary means any corporation in which (other than directors' qualifying shares required by law)
        100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

        23.2  Other Interpretive Provisions.

                (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                        (ii) The term "including" is not limiting and means "including without limitation."

                        (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of the Agent, the Lenders or the Required Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

        23.3  Accounting Principles.

                (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied;
provided that if the Company notifies the Agent that the Company wishes to amend any covenant in Article VII to eliminate the effect of any change in GAAP on the operation of such covenant
(or if the Agent notifies the Company that the Required Lenders wish to amend Article VII for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

                (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                              ARTICLE XXIV

                                               THE CREDITS

        24.1 Amounts and Terms of Commitments. Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule
2.1 (such amount, as the same may be reduced under Section 2.5 or as a result of one or more assignments under Section 10.8, such Lender's "Commitment"); provided, however, that the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments; and provided, further, that the aggregate principal amount of the Loans of any Lender shall not at any time exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

        24.2 Loan Accounts. (a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by the Agent and each Lender shall be conclusive (absent manifest error) of the amount of the Loans made by the Lenders to the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

                (b) Upon the request of any Lender made through the Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

        24.3 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by the Agent prior to 10:00 a.m. (Chicago time) (i) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                                (A) the amount of the Borrowing, which shall be in an aggregate amount not less than $1,000,000 or a higher multiple of $500,000;

                                (B)     the requested Borrowing Date, which
                shall be a Business Day;

                                (C)     the Type of Loans comprising such
                Borrowing; and

                                (D) in the case of Offshore Rate Loans, the duration of the Interest Period therefor.

                (b) The Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of such Borrowing.

         Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 12:00 noon (Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BAI with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                (d) After giving effect to any Borrowing, unless the Agent otherwise consents, there may not be more than five different Interest Periods in effect.

        24.4  Conversion and Continuation Elections.  (a) The
Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

                        (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable
        Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $500,000) into Loans of any other Type; or

                        (ii) elect as of the last day of the applicable Interest Period, to continue any Loans having Interest
        Periods expiring on such day (or any part thereof in an amount not less than $1,000,000 or a higher integral multiple of $500,000);

provided that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof, to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans.

                (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 10:00 a.m. (Chicago time) at least (i) two Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                                (A)     the proposed Conversion/Continuation
                Date;

                                (B)     the aggregate amount of Loans to be
                converted or continued;

                                (C)     the Type of Loans resulting from the
                proposed conversion or continuation; and

                                (D) in the case of conversions into Offshore Rate Loans, the duration of the requested Interest
                Period.

                (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                (e) Unless the Required Lenders otherwise consent, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

                (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than five different Interest Periods in effect.

        24.5 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the aggregate principal amount of all Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

        24.6 Optional Prepayments. Subject to Section 3.4, the Company may, from time to time, upon irrevocable notice to the Agent not later than 10:00 a.m. (Chicago time) on any Business Day, ratably prepay Loans in whole or in part, in minimum amounts of $1,000,000 or a higher integral multiple of $500,000. Such notice of prepayment shall specify the date and amount of such prepayment and the Loans to be prepaid. The Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Loans, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

        24.7 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to the other Type of Loan under Section 2.4), plus the Applicable Margin as in effect from time to time.

                (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest also shall be paid on the date of any prepayment of Loans under Section 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof. During the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

                (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum equal to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base
Rate) plus 2%.  All such interest shall be payable on demand.

                (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

        24.8  Fees.

                (a) Agency Fees. The Company shall pay an agency fee to the Agent for the Agent's own account as required by the letter agreement ("Fee Letter") between the Company and the Agent dated August 15, 1995.

                (b) Non-Use Fees. The Company shall pay to the Agent for the account of each Lender a non-use fee on the average daily unused portion of such Lender's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, at the Non-Use Fee Rate.
Such non-use fee shall accrue from the Effective Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on September 29, 1995 through the Termination Date, with the final payment to be made on the Termination Date;
provided that, in connection with any reduction or termination of Commitments under Section 2.5, the accrued non-use fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with (in the case of a reduction) the following quarterly payment being calculated on the basis of the period from such reduction date to the quarterly payment date. The non-use fees shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

        24.9 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BAI's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

        24.10 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Chicago time) on the date specified herein. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 12:00 noon (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following
Business Day (unless, in the case of an Offshore Rate Loan, the following Business Day is in another calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.
If and to the extent the Company has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

        24.11 Payments by the Lenders to the Agent. (a) Unless the Agent receives notice from a Lender on or prior to the date of a Borrowing that such Lender will not make available as and when required hereunder to the Agent for the account of the Company the amount of such Lender's Pro Rata Share of such Borrowing, the Agent may assume that such Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other
Lender to make the Loan to be made by such other Lender on any Borrowing Date.

        24.12 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.


                                               ARTICLE XXV

                                 TAXES, YIELD PROTECTION AND ILLEGALITY

        25.1 Taxes. (a) Any and all payments by the Company to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                        (i)  the sum payable shall be increased as
        necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                        (ii) the Company shall make such deductions and withholdings;

                        (iii)  the Company shall pay the full amount
        deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                        (iv) the Company shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which such Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                (c) The Company agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes, Other
Taxes and Further Taxes in the amount that such Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

                (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Lender and the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

                (e) If the Company is required to pay any amount to any Lender or the Agent pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts
(consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

        25.2 Illegality. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Company through the Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

                (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the Agent that all Loans which would otherwise be made by the Lender as Offshore Rate Loans shall be instead Base Rate Loans.

                (d) Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending
Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

        25.3 Increased Costs and Reduction of Return. (a) If after the date hereof any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other
Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore
Rate Loan, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                (b) If after the date hereof any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other
Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

                (c)  Notwithstanding the foregoing Section 3.3(a) and
(b), if any Lender fails to notify the Company of any event which will entitle such Lender to compensation pursuant to this Section
3.3 within 180 days after such Lender obtains knowledge of such event, then such Lender shall not be entitled to any compensation from the Company for any such increased cost or reduction of return arising prior to the date which is 180 days before the date on which such Lender notifies the Company of such event.

        25.4  Funding Losses.  The Company shall reimburse each
Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/
Continuation;

                (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6;

                (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under subsection 3.3(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

        25.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest
Period with respect to a proposed Offshore Rate Loan, or any Lender determines that the Offshore Rate applicable pursuant to subsection 2.7(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lender of funding such Loan the Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate
Loans instead of Offshore Rate Loan.

        25.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

        25.7 Substitution of Lenders. Upon the receipt by the Company from any Lender (an "Affected Lender") of a claim for compensation under Section 3.3, the Company may: (i) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment (a "Replacement Lender"); (ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

        25.8 Survival. The agreements and obligations of the Company in this Article III shall survive the payment of all other Obligations.


                                              ARTICLE XXVI

                                          CONDITIONS PRECEDENT

        26.1 Conditions of Initial Loans. The obligation of each Lender to make its initial Loan is subject to the condition that
(i) the Company shall have submitted evidence reasonably satisfactory to the Agent that all Debt to be Repaid has been (or concurrently with the initial Borrowing will be) paid in full and that all Liens securing such Debt to be Repaid have been terminated, (ii) the Company shall have issued, or shall concurrently issue, not less than $50,000,000 of Senior Notes
(and the net proceeds to the Company of such issuance shall have been, or shall be, not less than $49,000,000) and (iii) the Agent shall have received all of the following, in form and substance satisfactory to the Agent and each Lender, and in sufficient copies for each Lender:

                (a) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto:

                (b)     Resolutions; Incumbency.

                        (i) Copies of the resolutions of the board of directors of the Company and each Guarantor authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                        (ii) a certificate of the Secretary or Assistant Secretary of the Company and each Guarantor certifying the names and true signatures of the officers of such Person authorized to execute and deliver this Agreement and all other Loan Documents to be delivered by it hereunder.

                (c) Good Standing. A copy of a good standing certificate as of a recent date for the Company and each Guarantor from the Secretary of State (or similar, applicable
Governmental Authority) of its state of incorporation.

                (d)  Guaranty.  A guaranty (the "Guaranty"),
substantially in the form of Exhibit G, executed by each Guarantor.

                (e)     Legal Opinions.  An opinion of Armstrong,
Teasdale, Schlafly & Davis, counsel to the Company and the Guarantors, substantially in the form of Exhibit D.

                (f) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent), including any such costs, fees and expenses arising under or referenced in Sections 2.8 and 10.4.

                (g)     Certificate.  A certificate signed by a
Responsible Officer, dated as of the Closing Date, stating that:

                        (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                        (ii) no Event of Default or Unmatured Event of Default exists or would result from the initial Borrowing;
        and

                        (iii)  since October 29, 1994, no event or
        circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse
        Effect.

                (h) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Lender may request.

        26.2  Conditions to All Loans.  The obligation of each
Lender to make any Loan to be made by it is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

                (a) Notice, Application. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Lender) a Notice of Borrowing.

                (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                (c) No Existing Default. No Event of Default or Unmatured Event of Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company that, as of the date of such notice and as of the applicable Borrowing
Date, the conditions in this Section 4.2 are satisfied.


                                              ARTICLE XXVII

                                     REPRESENTATIONS AND WARRANTIES

        The Company represents and warrants to the Agent and each Lender that:

        27.1 Corporate Existence and Power. The Company and each of its Subsidiaries:

                (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, to carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license;
and

                (d)     is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        27.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and the Guarantors of this Agreement and each other Loan Document to which such Person is party have been duly authorized by all necessary corporate action, and do not and will not:

                (a) contravene the terms of any of such Person's Organization Documents;

                (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                (c)     violate any Requirement of Law.

        27.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any Guarantor of the Agreement or any other Loan Document.

        27.4 Binding Effect. This Agreement and each other Loan Document to which the Company or any Guarantor is a party constitute the legal, valid and binding obligations of the Company and such Guarantor (to the extent it is a party thereto), enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        27.5  Litigation.  Except as specifically disclosed in
Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

                (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material
Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

        27.6 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.1(e).

        27.7  ERISA Compliance.  Except as specifically disclosed in
Schedule 5.7:

                (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material
Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under
Section 312(f) of ERISA; (iii) no Pension Plan has any Unfunded
Pension Liability; (iv) neither the Company nor any ERISA
Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension
Plan (other than premiums due and not delinquent under Section
4007 of ERISA); (v) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under
Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer
Plan; and (vi) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        27.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.11. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        27.9 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of each of the Effective Date and the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

        27.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

        27.11 Financial Condition. (a) The audited consolidated financial statements of the Company and its Subsidiaries dated October 29, 1994, and the unaudited consolidated financial statements of the Company and its Subsidiaries dated April 29, 1995, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on such dates:

                        (i)  were prepared in accordance with GAAP
        consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                        (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                        (iii)  except as specifically disclosed in
        Schedule 5.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                (b) Since October 29, 1994, there has been no Material Adverse Effect.

        27.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 5.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        27.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

        27.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual
Obligation, or subject to any restriction in any Organization
Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

        27.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.5, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

        27.16 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.

        27.17  Insurance.  Except as specifically disclosed in
Schedule 5.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

        27.18 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                             ARTICLE XXVIII

                                          AFFIRMATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

        28.1 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Required Lenders, with sufficient copies for each Lender:

                (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report (x) shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent
Auditor of any material portion of the Company's or any Subsidiary's records;

                (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP
(subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

                (c) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of an unaudited consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidating statement of income, shareholders' equity and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 6.1(a);

                (d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidating balance sheets of the Company and its Subsidiaries, and the related consolidating statements of income, shareholders' equity and cash flows for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 6.1(b);

                (e) as soon as practicable and in any event within 90 days after the commencement of each fiscal year, a consolidated plan and financial forecast for such fiscal year and each subsequent fiscal year through the fiscal year in which the scheduled Termination Date occurs, including, without limitation, a forecasted consolidated balance sheet, consolidated income statement and consolidated statement of cash flow of the Company for each such year.

        28.2 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Lender:

                (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

                (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

                (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Lender, may from time to time request; and

                (e) upon the request from time to time of any Lender, a list of the obligations of the Company and its Subsidiaries in respect of Swaps.

        28.3 Notices. The Company shall promptly notify the Agent and each Lender promptly after a Responsible Office obtains knowledge of:

                (a) the occurrence of any Event of Default or Unmatured Event of Default;

                (b) any of the following matters that has resulted or may reasonably be expected to result in a Material Adverse
Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary;
(ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary including pursuant to any applicable Environmental Law;

                (c) the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event; provided that the Company shall notify the Agent and each Lender not less than ten days before the occurrence of any event described in clause (ii) below), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental
Authority to the Company or any ERISA Affiliate with respect to such event:

                        (i)  an ERISA Event;

                        (ii) a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                        (iii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                        (iv) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                        (v)  the adoption of any amendment to a Plan
        subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

                (d) any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

                Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

        28.4 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

                (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.3 and sales of assets permitted by Section
7.2;

                (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse
Effect.

        Notwithstanding the provisions of this Section 6.4, the Company may dissolve or liquidate any one or more Inactive
Subsidiaries.

        28.5 Maintenance of Property. The Company shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

        28.6 Insurance. The Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

        28.7 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable all their respective obligations and liabilities, including:

                (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

        28.8 Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

        28.9 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

        28.10 Inspection of Property and Books and Records. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall, and shall cause each Subsidiary to, permit representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours without advance notice.

        28.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

        28.12 Use of Proceeds. The Company shall use the proceeds of the Loans to repay Debt to be Repaid and for working capital and other general corporate purposes (including Permitted
Acquisitions) not in contravention of any Requirement of Law or of any Loan Document.

        28.13 Further Assurances. The Company shall cause each of its Subsidiaries to take such actions as are reasonably necessary, or as the U.S. Agent or any Lender may reasonably request from time to time, to ensure that each Subsidiary (other than Inactive Subsidiaries) of the Company shall have guaranteed the Obligations.


                                              ARTICLE XXIX

                                           NEGATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

        29.1 Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired; except

                (a) Liens in respect of property of the Company or a Subsidiary existing on the Effective Date and described in
        Schedule 7.1, but no extension, renewal or replacement of any such Lien except as permitted by Section 7.1(e);

                (b) Liens in respect of property acquired or constructed by the Company or a Subsidiary after the Effective Date, which are created at the time of or within 180 days after acquisition or completion of construction of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided that in any such case;

                        (i) no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, and

                        (ii)  the aggregate principal amount of
                Indebtedness secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

                (c) Liens in respect of property acquired by the Company or a Subsidiary after the Effective Date, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the Effective Date becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be;

                (d) Liens securing Indebtedness owed by a Subsidiary to the Company or to a Wholly-Owned Subsidiary; and

                (e) Liens which would otherwise not be permitted by subsections 7.1(a), (b), (c) or (d), securing additional Indebtedness of the Company or a Subsidiary, provided that after giving effect thereto the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company and its Subsidiaries secured by such Liens permitted by this subsection 7.1(e) shall not exceed 5% of Consolidated Net Worth.

For purposes of this Section 7.1 any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Company or a Subsidiary shall be deemed to have been created at that time.

        29.2 Disposition of Assets. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition of any property or assets (an "Asset Sale"), other than

                (a)  Asset Sales in the ordinary course of business;

                (b) Asset Sales of property or assets by a Subsidiary to the Company or a Wholly-Owned Subsidiary; or

                (c)  other Asset Sales, provided that in each case

                                (i)  immediately before and after giving
                        effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, and

                                (ii)  the aggregate net book value of the
                        property or assets disposed of in such Asset Sale and all other Asset Sales by the Company and its Subsidiaries during the immediately preceding twelve months does not exceed 15% of Consolidated Net Worth (as of the last day of the quarterly accounting period ending on or most recently prior to the last day of such twelve month period).

                For purposes of this Section 7.2, any shares of Voting Stock of a Subsidiary that are the subject of an Asset Sale shall be valued at the greater of (1) the fair market value of such shares as determined in good faith by the Board of Directors of the Company and (2) the aggregate net book value of the assets of such Subsidiary multiplied by a fraction of which the numerator is the aggregate number of shares of Voting Stock of such Subsidiary disposed of in such Asset Sale and the denominator is the aggregate number of shares of Voting Stock of such Subsidiary outstanding immediately prior to such Asset Sale.

        29.3 Consolidations and Mergers. The Company shall not, and shall not permit any Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except a Subsidiary may consolidate with or merge with any other corporation or convey or transfer all or substantially all of its assets to (i) the Company (provided that the Company shall be the continuing or surviving corporation) or a then-existing Wholly-Owned Subsidiary and (ii) any Person in an Asset Sale involving all of the outstanding stock or all or substantially all of the assets of such Subsidiary, in either case subject to the limitation of Section 7.2.

        29.4 Loans and Investments. The Company shall not, and shall not permit any Subsidiary to, purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

                (a) Investments held by the Company or any Subsidiary in the form of in cash equivalents or short term marketable securities;

                (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned
Subsidiaries to another of its Wholly-Owned Subsidiaries;

                (d) pledges or deposits as required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security legislation;

                (e) advances, loans or extensions of credit in the ordinary course of business to employees; provided that the aggregate amount thereof shall not exceed $1,000,000;

                (f) Investments incurred in order to consummate Permitted Acquisitions; and

                (g) purchases and other acquisitions by the Company of stock of the Company to the extent permitted by Section 7.13.

        29.5 Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Subsidiary to, create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness unless immediately after giving effect thereto and to the application of the proceeds of such Indebtedness (x) the pro forma Total Indebtedness/EBITDA Ratio does not exceed (i) from the Effective Date through July 31, 1998, 3.50 to 1 and (ii) thereafter, 3.25 to 1 and (y) the pro forma Total Indebtedness/ Consolidated Capitalization Ratio does not exceed (i) at any time on or before July 31, 1998, 0.60 to 1 and (ii) thereafter, 0.55 to 1.

                (b) The Company shall not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except:

                (i) Indebtedness securing Liens permitted by subsection 7.1(b), (c) or (d),

                (ii) Indebtedness owing to the Company or a Wholly-Owned Subsidiary,

                (iii) Indebtedness under the Guaranty and under the Subsidiary Guaranty (as defined in the Note Purchase
        Agreements pursuant to which the Senior Notes were issued), and

                (iv) other Indebtedness, provided that immediately after giving effect to such other Indebtedness the sum of
        (x) the aggregate unpaid principal amount of Indebtedness of all Subsidiaries (other than Indebtedness permitted by clauses (ii) and (iii) above) plus (y) Indebtedness of the Company (other than Indebtedness under this Agreement and the Senior Notes) does not exceed the lesser of (1) 5% of Consolidated Net Worth and (2) $5,000,000.

For purposes of this subsection 7.5(b), a Subsidiary shall be deemed to have incurred Indebtedness in respect of any obligation previously owed to the Company or to a Wholly-Owned Subsidiary on the date the obligee ceases for any reason to be the Company or a Wholly-Owned Subsidiary, and a Person that hereafter becomes a Subsidiary shall be deemed at that time to have incurred all of its outstanding Indebtedness.

                (c) The Company shall not at any time permit the sum of (x) the aggregate principal amount of Indebtedness of the Company (other than Indebtedness under this Agreement and under the Senior Notes) plus (y) the aggregate principal amount of all Indebtedness of Subsidiaries (other than Indebtedness permitted by clauses (b)(ii) and (b)(iii) above) to exceed the lesser of
(1) 5% of Consolidated Net Worth and (2) $5,000,000.

        29.6 Consolidated Net Worth. The Company shall not permit Consolidated Net Worth at any time to be less than the sum of (i) $50,000,000 plus (ii) 50% of Consolidated Net Income for each fiscal year beginning with the fiscal year ending on October 28, 1995 (excluding any fiscal year in which Consolidated Net Income is not positive).

        29.7 Debt Service Coverage Ratio. The Company will not permit, as of the last day of any fiscal quarter, the ratio of
(a)(i) EBITDA less (ii) capital expenditures less (iii) Restricted Payments plus (iv) rent expense for the period of 12 consecutive months ending on the last day of such quarter to
(b)(i) Consolidated Interest Expense plus (ii) rent expense for such period to be less than (x) 2.00 to 1 for any quarter ending on or before July 31, 1998 and (y) 2.25 to 1 for any quarter ending thereafter.

        29.8 Senior Debt to Net Assets Ratio. The Company shall not permit, as of the end of any fiscal quarter, the Company's Consolidated Senior Funded Indebtedness to be greater than (a) 85% of Eligible Accounts Receivables, plus (b) 65% of Eligible Inventory, plus (c) 40% of Net Property Plant and Equipment minus
(d) 25% of Consolidated Accounts Payable.

        29.9 Sale/Leasebacks. The Company shall not, and shall not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of (collectively, a "transfer") any asset on terms whereby the asset or a substantially similar asset is or may be leased or reacquired by the Company or any Subsidiary over a period in excess of three years, unless after giving effect to such transaction and the incurrence of Attributable Debt in respect thereof, the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the Effective Date in accordance with the provisions of this Section 7.9, does not exceed 5% of Consolidated Net Worth.

        29.10 Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than a Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company.

        29.11 Use of Proceeds. The Company shall not, and shall not permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock,
(iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

        29.12 Contingent Obligations. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                (a) endorsements for collection or deposit in the ordinary course of business;

                (b) Contingent Obligations which constitute Indebtedness, to the extent permitted hereunder, provided that all Contingent Obligations in respect of Swaps shall arise under contracts entered into in the ordinary course of business as bona fide hedging transactions;

                (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Effective Date and listed in
Schedule 7.12; and

                (d) Guaranty Obligations of the Company or any Subsidiary in respect of the obligations of (i) in the case of the Company, any Subsidiary, and (ii) in the case of any Subsidiary, any Subsidiary of such Subsidiary or any other
Subsidiary.

        29.13 Restricted Payments. The Company shall not, and shall not permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (any of the foregoing a "Restricted Payment"); except that (i) any Subsidiary may declare and pay dividends to the Company or a Wholly-Owned Subsidiary; and (ii) the Company may:

                (a) declare and make dividend payments or other distributions payable solely in its common stock;

                (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

                (c) as long as no Event of Default or Unmatured Event of Default exists or would result therefrom, declare and pay dividends during the term of this Agreement in an amount not exceeding 50% of Consolidated Net Income for the period beginning with the fiscal year ending October 28, 1995 and ending on the last day of the most recently ended fiscal quarter.

        29.14 ERISA. The Company shall not, and shall not permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        29.15 Change in Business. The Company shall not, and shall not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

        29.16 Accounting Changes. The Company shall not, and shall not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.


                                               ARTICLE XXX

                                            EVENTS OF DEFAULT

        constitute an "Event of Default":

                (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.

                (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan
Document, is incorrect in any material respect on or as of the date made or deemed made.

                (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of
Section 6.3(a), 7.1, 7.2, 7.3, 7.5, 7.6 or 7.9 (and, in the case of any such default under Section 7.6, such default shall have continued for a period of 30 days after a Responsible Officer obtains knowledge thereof (if and so long as the Company is proceeding diligently and in good faith, by issuing equity securities or otherwise, to remedy such default during such 30-day period).

                (d) Other Defaults. The Company or any Guarantor party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or
(ii) the date upon which written notice thereof is given to the Company by the Agent or any Lender.

                (e) Cross-Default. The Company or any Guarantor (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount
(including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded.

                (f) Insolvency; Voluntary Proceedings. The Company or any Guarantor (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing.

                (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Guarantor, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Guarantor's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Guarantor admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Guarantor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

                (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000; (ii) a contribution failure shall have occurred with respect to a Pension Plan sufficient to give rise to a Lien under
Section 302(f) of ERISA; (iii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (iv) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000.

                (i) Monetary Judgments or Settlements. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Guarantor involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $1,00,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof, or the Company or any Guarantor shall enter into any agreement to settle or compromise any pending or threatened litigation, as to any single or related series of claims, involving payment by the Company or any Guarantor of $500,000 or more.

                (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Guarantor which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                (k)     Change of Control.  Any Change of Control occurs.

                (l) Guaranty. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty; or the Guaranty is for any reason partially
(including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

        30.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Lenders,

                (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

                (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Lender.

        30.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                              ARTICLE XXXI

                                                THE AGENT

        31.1 Appointment and Authorization; "Agent". Each Lender hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        31.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        31.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby
(except for its own gross negligence or willful misconduct), or
(ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

        31.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper
Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The
Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

        31.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

        31.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

        31.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        31.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA and any Affiliate thereof shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Agent.

        31.9 Successor Agent. The Agent may, and at the request of the Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

        31.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the
Agent:

                        (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                        (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                        (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing
IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                                              ARTICLE XXXII

                                              MISCELLANEOUS

        32.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Company and acknowledged by the Agent, do any of the following:

                (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2);

                (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) below) reduce any fees or other amounts payable hereunder or under any other Loan Document;

                (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

                (e) amend this Section, or Section 2.12, or any provision herein providing for consent or other action by all Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

        32.2 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third
Business Day after the date deposited into the U.S. mail; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

                (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Lenders shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

        32.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        32.4  Costs and Expenses.  The Company shall:

                (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent within five Business Days after demand (subject to subsection 4.1(f)) for all costs and expenses incurred by the Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney
Costs incurred by the Agent with respect thereto; and

                (b) pay or reimburse the Agent and each Lender within five Business Days after demand (subject to subsection 4.1(f)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

        32.5 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

        32.6 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee receiver, or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

        32.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

        32.8 Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees
(provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (or, if less, all of such Lender's remaining rights and obligations hereunder); provided, however, that the Company and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $2,500.

                (b) From and after the date that the Agent notifies the assignor Lender that it has received and provided its consent
(and received, if applicable, the consent of the Company) with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor
Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                (c) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company
(a "Participant") participating interests in any Loans, the Commitment of such Lender and the other interests of such Lender
(the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating
Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                (d) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

        32.9 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

        32.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

        32.11 Automatic Debits of Fees. With respect to any non-use fee, arrangement fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, BofA under the Loan Documents, the Company hereby irrevocably authorizes BofA (and, if requested by BofA, BAI) to debit any deposit account of the Company with BofA or BAI in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

        32.12 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

        32.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument.

        32.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such instrument or agreement.

        32.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

        32.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL
LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE
COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF
THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE
AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING
ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF
FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN
RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF
ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

        32.17 Waiver of Jury Trial. THE COMPANY, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY
OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE
AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN
WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION
HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        32.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                               SPARTECH CORPORATION


                                               By:

                                               Title:


                                               By:

                                               Title:



                                               BANK OF AMERICA NATIONAL TRUST
                                               AND SAVINGS ASSOCIATION,
                                               as Agent


                                               By:

                                               Title:

Commitment: $25,000,000                       BANK OF AMERICA ILLINOIS, as a
                                               Lender


                                               By:

                                               Title:



Commitment: $15,000,000                        MERCANTILE BANK OF ST. LOUIS
                                               NATIONAL ASSOCIATION, as a Lender


                                               By:

                                               Title:

                                             SCHEDULE 1.1

                                            PRICING SCHEDULE


        The Applicable Margin and Non-Use Fee Rate shall be determined based on the applicable Total Indebtedness/EBITDA
Ratio as set forth below.



                             Applicable     Applicable
           Total             Margin for     Margin for
      Indebtedness/EBITDA     Offshore       Base Rate   Non-Use
             Ratio           Rate Loans        Loans     Fee Rate


      Less than 1.5 to 1        0.625%         0.000%     0.225%

      Equal to or greater
      than 1.5 to 1 but
      less than 2.0 to 1        0.750%         0.000%     0.250%

      Equal to or greater
      than 2.0 to 1 but
      less than 2.5 to 1        1.000%         0.000%     0.300%

      Equal to or greater
      than 2.5 to 1 but
      less than 3.0 to 1        1.250%         0.000%     0.350%

      Equal to or greater
      than 3.0 to 1             1.500%         0.250%     0.400%


        The applicable Margin for Offshore Rate Loans initially shall be 1.000%, the Applicable Margin for Base Rate Loans initially shall be 0%, and the Non-Use Fee Rate initially shall be 0.300%. Each of the foregoing shall be adjusted, to the extent applicable, 45 days (or, in the case of the last fiscal quarter of any fiscal year, 90 days) after the end of each fiscal quarter based on the Total Indebtedness/EBITDA Ratio as of the last day of such fiscal quarter; provided that if the Company fails to deliver the financial statements required by
Section 6.1 and the related Compliance Certificate by the 45th day (or, if applicable, the 90th day) after any fiscal quarter, the Applicable Margin and Non-Use Fee Rate that would apply if the Total Indebtedness/EBITDA Ratio were equal to or greater than 3.0 to 1 shall apply until such financial statements are delivered.
                                   SCHEDULE 2.1




COMMITMENTS
AND PRO RATA SHARES




          Pro Rata
         Lender                                        Commitment
           Share

Bank of America Illinois                               $25,000,000     62.5%

Mercantile Bank                                        $15,000,000     37.5%


        TOTAL                                          $40,000,000     100%

SCHEDULE 10.2


OFFSHORE AND DOMESTIC LENDING OFFICES,
ADDRESSES FOR NOTICES


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Bank of America National Trust
and Savings Association
Agency Management Services #69596
231 South LaSalle Street
Chicago, Illinois  60697
Attention:         Senior Agency Officer
                   Telephone: (312) 828-7933
                   Facsimile: (312) 974-9102


BANK OF AMERICA ILLINOIS,
  as a Lender

Domestic and Offshore Lending Office:
231 South LaSalle Street
Chicago, Illinois  60697

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois  60697
Attention:         Carol Werner


MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION, as a lender

Domestic and Offshore Lending Office:
One Mercantile Center
St. Louis, Missouri  63101

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Mercantile Bank of St. Louis National Association
One Mercantile Center
St. Louis, Missouri  63101
Attention:  Institutional Banking Division

SPARTECH CORPORATION

Address for Notices
7733 Forsyth
Suite 1450
Clayton, Missouri  63105-1817
Attention:  David Mueller

                                               EXHIBIT F


                                                 FORM OF
                                             PROMISSORY NOTE


$                                            _____________, 199_


                   FOR VALUE RECEIVED, the undersigned, Spartech Corporation, a Delaware corporation (the "Company"), hereby
promises to pay to the order of                     (the
"Lender") the principal sum of              Dollars ($         )
or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Company pursuant to the Credit Agreement dated as of August 15, 1995 (as amended or otherwise modified from time to time, the "Credit Agreement") among the Company, various financial institutions (including the Lender), and Bank of America National Trust and Savings Association, as Agent for the Lenders, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

                   The Lender is authorized to endorse the amount of each loan and the date on which such Loan is made and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof;
provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (this "Note").

                   This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit
Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                   Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.


  SPARTECH CORPORATION



                                                  By:

                                                  Title: